EXHIBIT 2.6

AGREEMENT

AND PLAN OF MERGER

BY AND AMONG

MICROSEMI CORPORATION,

APT ACQUISITION CORP.

AND

ADVANCED POWER TECHNOLOGY, INC.

November 2, 2005

i

Table of Contents

(continued)

ii

Table of Contents

(continued)

EXHIBITS

A.	Voting Agreement

B.	Non-competition Agreement

C.	Lock-up Agreement

D.	Employment Agreement*

E.	Option Assumption Agreement

F.	Certificate of Merger

G.	List of Parties to Ancillary Agreements

*	Employment Agreements made available upon request.

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated November 2, 2005, is made and entered into by and among MICROSEMI CORPORATION, a Delaware corporation (“Parent”), APT ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and ADVANCED POWER TECHNOLOGY, INC., a Delaware corporation (the “Company”). Merger Sub and the Company are sometimes collectively referred to as the “Constituent Corporations.”

WITNESSETH:

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of the respective corporations and their stockholders that Merger Sub be merged with and into the Company in accordance with the Delaware General Corporation Law (the “DGCL”) and the terms of this Agreement, pursuant to which the Company will be the surviving corporation and will be a wholly owned subsidiary of Parent (the “Merger”); and

WHEREAS, for United States federal income tax purposes, the parties intend that the Merger shall qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of the Code; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Merger; and

WHEREAS, as an inducement to Parent to enter into this Agreement, certain third parties are concurrently herewith entering into one or more of the following agreements (collectively the “Ancillary Agreements”): a Stockholder Voting Agreement in substantially the form attached hereto as Exhibit A (the “Voting Agreement”); a Non-competition Agreement in substantially the form attached hereto as Exhibit B (“Non-competition Agreement”); a Lock-up Agreement in substantially the form attached hereto as Exhibit C (the “Lock-up Agreement”), a Key-Employee Employment Agreement in substantially the form attached hereto as Exhibit D (the “Employment Agreement”), and/or an agreement to induce Parent to assume the outstanding Company Options under the Company Stock Option Plans in substantially the form attached hereto as Exhibit E (the “Option Assumption Agreement”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement and in the Certificate of Merger (as defined in Section 1.3 hereof), the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof), subject to the terms and conditions of this Agreement and the Certificate of Merger, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2 Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Constituent Corporations, all without further act or deed.

1.3 Effective Time. Subject to the terms and conditions of this Agreement, the parties hereto will cause the “Certificate of Merger,” the form of which is attached hereto as Exhibit F, to be executed, delivered and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL at the time of the Closing (as defined in Section 1.7 hereof). The Merger shall become effective upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as may be agreed to by the parties and set forth in the Certificate of Merger. The time of effectiveness is herein referred to as the “Effective Time.” The day on which the Effective Time shall occur is herein referred to as the “Effective Date.”

1.4 Certificate of Incorporation; Bylaws. From and after the Effective Time and until further amended in accordance with applicable law, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, as amended as set forth in an exhibit to the Certificate of Merger. From and after the Effective Time and until further amended in accordance with law, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

1.5 Directors and Officers. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Merger Sub immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the persons who were the officers of Merger Sub immediately prior to the Effective Time. Said directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.6 Taking of Necessary Action; Further Action. Parent, Merger Sub and the Company, respectively, shall each use its or their commercially reasonable best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the DGCL at the time specified in Section 1.3 hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

1.7 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Microsemi Corporation at 2381 Morse Avenue, Irvine,

California, 92614, within three (3) business days after the date on which the last of the conditions set forth in Article VI shall have been satisfied or waived, or at such other place and on such other date as is mutually agreeable to Parent and the Company (the “Closing Date”). The Closing will be effective as of the Effective Time.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of any shares of Company Common Stock (as defined below) or the holder of any options, warrants or other rights to acquire or receive shares of Company Common Stock, the following shall occur:

(a) Conversion of Company Common Stock. At the Effective Time, each share of common stock, par value $.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(b) will be canceled and extinguished and be converted automatically into the right to receive the sum of two dollars ($2.00) in cash (the “Cash Component”), without interest, plus 0.435 shares (the “Exchange Ratio”) of common stock, par value $.20 per share, of the Parent (the “Parent Common Stock”). Notwithstanding anything to the contrary set forth above, the aggregate amount of cash received under this Section 2.1 by the stockholders of the Company who exchange Company Common Stock for Parent Common Stock in the Merger shall not exceed twenty percent (20%) of the sum of (i) such amount of cash plus (ii) the product of (A) the aggregate number of shares of Parent Common Stock to be received in the Merger by such stockholders multiplied by (B) the closing sale price for a share of Parent Common Stock on the NASDAQ National Market on the trading day immediately prior to the Effective Time, and the Stock Component shall be increased so as to prevent such a result. All references in this Agreement to Parent Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding rights to purchase pursuant to the Parent SRP Plan (defined in Section 4.2 hereof), except where the context otherwise requires.

(b) Cancellation of Company Common Stock Owned by Parent or Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(c) Company Stock Option Plans and Warrant. At the Effective Time, the Company’s 1995 Stock Option Plan and the Company’s Advanced Power Technology, Inc. 2005 Equity Incentive Plan (collectively, the “Company Stock Option Plans”) and all options to purchase Company Common Stock then outstanding under the Company Stock Option Plans shall be assumed by Parent in accordance with Section 2.2 hereof. In addition, at the Effective Time, the Warrant to Purchase Stock dated February 2002 (the “Warrant”) shall be assumed by Parent in accordance with Section 2.2 hereof.

(d) Capital Stock of Merger Sub. At the Effective Time, each share of common stock, $.01 par value, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted in the event of (i) any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, combination, exchange of shares, adjustment or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time or (ii) any increase in the number of shares of Company Common Stock on a fully diluted, as-converted basis (i.e., assuming issuance of all shares of Company Common Stock issuable upon the exercise or conversion of all securities outstanding immediately prior to the Effective Time which are convertible into or exercisable for shares of Company Common Stock, whether or not vested), other than increases resulting from transactions permitted in Section 5.1 hereof, so as to provide holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, combination, exchange of shares, adjustment or like change or increase.

(f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash without interest (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing sale price for a share of Parent Common Stock on the Nasdaq National Market on the trading day immediately prior to the Effective Time.

(g) Dissenting Shares. No dissenters’ rights shall arise in connection with the Merger pursuant to Section 262(b) of the DGCL which applies to Company Common Stock.

2.2. Stock Options and Warrant.

(a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock under the Company Stock Option Plans (each, a “Company Option”), whether vested or unvested immediately prior to the Effective Time, shall be assumed by Parent and converted into an option (each, an “Assumed Company Option”) to acquire Parent Common Stock, on substantially the same terms and conditions as the Company Option, including but not limited to any performance criteria with respect to the Company’s business operations set forth in the applicable stock option agreements as were applicable under such Company Option. The Assumed Company Options will be calculated based on an “Implied Exchange Ratio” which shall equal the sum of (A) the Exchange Ratio plus (B) the quotient equal to dividing the Cash Component per share by the Parent Common Stock’s closing sale price per share on the Effective Date. The number of whole shares of Parent Common Stock purchasable with an Assumed Company Option shall equal the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Implied Exchange Ratio, as adjusted pursuant to Section 2.1(e) above (rounded down to the nearest whole number of shares of Parent Common Stock). The per share exercise price of the shares of Parent Common Stock issuable upon exercise of such Assumed Company Option shall be equal to the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time divided by the Implied Exchange Ratio, as adjusted pursuant to Section 2.1(e) above

(rounded up to the nearest whole cent). Other than pursuant to the terms of existing commitments (all of which commitments are identified in Section 2.2 of the Company Disclosure Letter) (as defined in the preamble to Article III hereof), the Company and any Company Stock Option Plan administrator shall prior to the Effective Time not take any action that will add any benefit to the Company Options, including to extend the exercise period of any Company Option or to cause the holder of any Company Option to receive any right to payment under any circumstances, regardless of whether such circumstances are to occur before or after the Effective Time, or otherwise modify or amend the terms of outstanding Company Options.

(b) All outstanding rights of the Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the “Repurchase Options”) shall continue in effect following the Merger and shall continue to be exercisable by the Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per shall be adjusted to reflect the conversion to Parent Common Stock and the Exchange Ratio.

(c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Company Options and to file all documents required to be filed to cause the shares of Parent Common Stock issuable upon exercise of the Assumed Company Options to be listed on the Nasdaq National Market. As soon as practicable after the Effective Time, but subject to Parent’s blackout procedures and the Lock-up Agreement, Parent shall file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-8 (or any successor form) or another appropriate form with respect to the Parent Common Stock subject to such Assumed Company Options, and shall use all commercially reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Company Options remain outstanding. As soon as practicable after the Effective Time, Parent shall inform in writing the holders of Company Options of their rights pursuant to the Company Stock Option Plans and the agreements evidencing the grants of such Company Options shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 2.2(a) hereof), after giving effect to the Merger and the assumption by Parent of the Company Options as set forth herein.

(d) In the case of any Company Option to which Section 421 of the Code applies by reason of Section 422 of the Code (“Incentive Stock Options”), the option exercise price, the number of shares of Parent Common Stock purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code to the extent practicable.

(e) Parent will make good faith efforts to ensure, to the extent permitted by the Code and to the extent required by and subject to the terms of any such Incentive Stock Options, that Company Options which qualified as Incentive Stock Options prior to the Closing Date continue to qualify as Incentive Stock Options of Parent after the Closing.

(f) At the Effective Time, the Warrant shall be assumed by Parent in accordance with Section 1.7.2 of the Warrant.

2.3. Exchange of Certificates.

(a) Prior to the Effective Time, Parent shall designate a commercial bank, trust company or other financial institution, which may include Parent’s stock transfer agent, to act as the exchange agent (“Exchange Agent”) in the Merger.

(b) Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, (i) the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock, and (ii) cash in an amount sufficient to permit payment of the Cash Component pursuant to Section 2.1(a) and cash in lieu of fractional shares pursuant to Section 2.1(f) (the “Exchange Fund”).

(c) Promptly, and in any event no later than ten (10) business days after the Effective Time, the Parent shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify and which shall be reasonably acceptable to the Company) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Component and a certificate or certificates representing shares of Parent Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange a certificate representing the number of whole shares of Parent Common Stock, plus cash in lieu of fractional shares in accordance with Section 2.1(f), to which such holder is entitled pursuant to Section 2.1, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.3, each Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount of cash in lieu of the issuance of any fractional shares in accordance with Section 2.1(f).

(d) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange for the Certificate, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

(e) None of the Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any amount properly delivered to a public official in compliance with any abandoned property, escheat or similar law.

(f) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of the Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by law.

(g) Subject to any applicable escheat or similar laws, any portion of the Exchange Fund that remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered by the Exchange Agent to Parent, upon demand of Parent, and any former stockholders of the Company shall thereafter look only to Parent for satisfaction of their claim for certificates representing shares of Parent Common Stock in exchange for their shares of Company Common Stock pursuant to the terms of Section 2.1 hereof.

(h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance reasonably acceptable to the Exchange Agent, by the person claiming such Certificate to be lost, stolen or destroyed, and complying with such other conditions as the Exchange Agent may reasonably impose (including the execution of an indemnification undertaking or the posting of an indemnity bond or other surety in favor of the Exchange Agent and Parent with respect to the Certificate alleged to be lost, stolen or destroyed), the Exchange Agent will deliver to such person, the Cash Component, such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to Section 2.1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Merger Sub and Parent that the statements contained in this Article III are true and correct, except as set forth in the letter delivered by the Company to Parent and Merger Sub on the date hereof (the “Company Disclosure Letter”) (which Company Disclosure Letter sets forth the exceptions to the representations and warranties contained in this Article III with regard only to the Sections corresponding to the respective captions of the exceptions in the Company Disclosure Letter, any other Sections expressly referenced by such exceptions, and any additional Sections only if and to the extent that the context of the Company Disclosure Letter makes it reasonably apparent that such exceptions apply to such other Sections in this Article III):

3.1. Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) is a company duly incorporated, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation and each such entity has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to carry on its business as it is now being conducted, and is qualified to conduct business, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified that would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or other applicable charter document (any such document of any business entity hereinafter referred to as its “Charter Document”) or its Bylaws, or other applicable organizational document (any such documents of any business entity hereinafter referred to as its “Governing Document”). The

Company has delivered to Merger Sub accurate and complete copies of the respective Charter Documents and Governing Documents, as currently in effect, of each of the Company and its Subsidiaries. As used in this Agreement, the term “Company Material Adverse Effect” means any change, effect, event or condition that (i) has a material adverse effect on the assets, business or financial condition of the Company and its Subsidiaries, taken as a whole (other than any such change, effect, event or condition that arises as a result of the transactions contemplated hereby), or (ii) would prevent or materially impair the Company’s ability to consummate the transactions contemplated hereby. As used in this Agreement, the term “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

3.2. Capital Stock of Subsidiaries. Neither the Company nor any of its Subsidiaries owns, controls or holds with the power to vote, directly or indirectly, of record, beneficially or otherwise, any share of capital stock or any equity or ownership interest in any company, corporation, partnership, association, joint venture, business, trust or other entity, except for the Subsidiaries described in the Company SEC Reports (as defined in Section 3.6(a) hereof) or listed in Section 3.2 of the Company Disclosure Letter, and except for ownership of securities in any publicly traded company held for investment by the Company or any of its Subsidiaries and comprising less than five percent of the outstanding stock of such company. Except as set forth in Section 3.2 of the Company Disclosure Letter, the Company is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its Subsidiaries and no equity securities of any of such Subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any such Subsidiary is bound to issue, transfer or sell any shares of such capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 3.2 of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien, pledge, security interest or other encumbrance of any kind (collectively “Liens”) with respect thereto other than restrictions on transfer pursuant to applicable securities laws.

3.3. Capitalization. The authorized capital stock of the Company consists of 19,000,000 shares of Company Common Stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.001 par value per share (the “Company Preferred Stock”). As of the close of business on November 1, 2005 (the “Company Measurement Date”), (a) 10,826,064 shares of Company Common Stock were issued and outstanding, (b) no shares of Company Preferred Stock were issued and outstanding, (c) the Company had 116,850 shares of Treasury stock, and (d) Company Options to purchase 1,533,785 shares of Company Common Stock had been granted and remained outstanding under the Company Stock Option Plans, and (e) a warrant to purchase 1,725 shares of Company Common Stock. Except as permitted by Section 5.1(b), since the Company Measurement Date, no additional shares in the Company have been issued and no Rights (as defined below) have been granted. Except as described in the preceding sentence or as set forth in Section 3.3 of the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote on any matter on which any stockholder of the Company has a right to vote. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not as of the date hereof any existing options, warrants, stock appreciation rights, stock issuance rights, calls, subscriptions, convertible securities or other rights which obligate the Company or any of its Subsidiaries to issue, exchange, transfer or sell any shares of the capital stock of the Company or any of its Subsidiaries, other than rights to purchase shares of Company Common Stock issuable under the Company Stock Option Plans (“Rights”). As of the date hereof, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, reprice, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries. As of the date hereof, there are no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

3.4. Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver, and perform its obligations under this Agreement and, subject to obtaining the necessary approval of its stockholders, to consummate the Merger and the other transactions contemplated hereby under applicable law. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than approval by the Company’s stockholders as required by applicable law). This Agreement and the agreements contemplated hereby have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, each constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

3.5. No Conflict; Required Filings and Consents.

(a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by Section 3.5(b) hereof, neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger or other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (A) their respective Charter Documents or Governing Documents, (B) any note, bond, charge, lien, pledge, mortgage, indenture or deed of trust to which the Company or any such Subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (C) any license, lease, agreement or other instrument or obligation to which the Company or any such Subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) (B) and (C) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) No filing, registration with or notification to, and, no permit, authorization, consent or approval of any court, commission, governmental body, regulatory authority, agency or tribunal wherever located (a “Governmental Entity”) is required to be obtained, made or given by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the Merger or other transactions contemplated hereby or thereby except (i) (A) the filing of the Certificate of Merger as provided in Section 1.3 hereof, (B) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (C) the filing of the Proxy Statement/Prospectus (as defined in Section 3.26 hereof) and such reports under Sections 13(a), 13(d), 15(d) or 16(a) with the SEC in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as may be required in connection with this Agreement and the transactions contemplated hereby, or (D) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any country other than the United States, or in any case (ii) where the failure to obtain any such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.6. SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2002 to the date hereof (collectively, as supplemented and amended since the time of filing, the “Company SEC Reports”) with the SEC. The Company SEC Reports (i) were prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Company SEC Report filed prior to the date of this Agreement which was superseded by a subsequent Company SEC Report filed prior to the date of this Agreement. No Subsidiary of the Company is required to file any report, form or other document with the SEC. The Company is, and shall at all times prior to the Effective Time remain, in full compliance with the requirements of the Securities Exchange Commission, applicable state securities commissions, the Nasdaq Stock Market and the Sarbanes Oxley Act of 2002, including but not limited to its Section 404, “Management Assessment of Internal Controls.”

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries included or incorporated by reference in such Company SEC Reports (collectively, the “Financial Statements”) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of all such financial statements that are interim financial statements, for footnotes and normal year-end adjustments).

(c) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, un-matured, contingent or otherwise whether due or to become due, known or unknown, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments that are required to be shown on the face of a balance sheet or disclosed in notes to financial statements under United States generally accepted accounting principles, except (i) liabilities recorded on the Company’s balance sheet at December 31, 2004 (the “Balance Sheet”) included in the financial statements referred in Section 3.6(a) hereof and the notes thereto, or (ii) liabilities or obligations incurred since December 31, 2004 (whether or not incurred in the ordinary course of business and consistent with past practice) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.7. Absence of Changes or Events. Except as set forth in Section 3.7 of the Company Disclosure Letter or in the Company SEC Reports, since December 31, 2004 through the date of this Agreement, the Company and its Subsidiaries have not incurred any liability or obligation that has resulted or would reasonably be expected to result in a Company Material Adverse Effect, and there has not been any change in the business, financial condition or results of operations of the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

3.8. Litigation. Except as disclosed in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Letter, there is no (a) claim, action, suit or proceeding pending or, to the Knowledge (as defined in Section 8.6 hereof) of the Company or any of its Subsidiaries, threatened against or relating to the Company or any of its Subsidiaries, or (b) outstanding judgment, order, writ, injunction or decree (collectively, “Orders”), or application, request or motion therefor, in a proceeding to which the Company, any Subsidiary of the Company or any of their respective assets was or is a party except actions, suits, proceedings or Orders that, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any Subsidiary is in default in any material respect with respect to any such Order.

3.9. Title to Properties. Section 3.9 of the Company Disclosure Letter includes an accurate list and general description of all real property owned by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has good and marketable title to the real properties that it owns (the “Owned Real Property”) free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters that are reflected in a written lease disclosed in the Company Disclosure Letter; (b) current taxes (including assessments collected with taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of the Company or its Subsidiaries to dispose, of the property subject thereto or affected thereby; and (d) other matters as described in Section 3.9 of the Company Disclosure Letter. The Company has heretofore made available to Parent correct and complete copies of all leases, subleases and other agreements (collectively, the “Real Property Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the “Leased Real Property”), including without limitation all modifications, amendments and supplements thereto. Except in each case where the failure would not, individually or in the aggregate, have a Company Material Adverse Effect or except as otherwise set forth in Section 3.9 of the Company Disclosure Letter, (i) the Company or one of its Subsidiaries has a valid leasehold interest in each parcel of Leased Real Property free and clear of all Liens except liens of record and other permitted liens and each Real Property Lease is in full force and effect, (ii) all rent and other sums and charges due and payable by the Company or its

Subsidiaries as tenants thereunder are current in all material respects, (iii) no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary or, to the Knowledge of the Company or any such Subsidiary, the landlord, exists under any Real Property Lease, (iv) the Company or one of its Subsidiaries is in actual possession of each Leased Real Property and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease and applicable law, and (v) the Company and its Subsidiaries own outright all of the personal property (except for leased property or assets for which it has a valid and enforceable right to use) which is reflected on the Balance Sheet, except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice and except for liens of record and other permitted liens. Except where the failure would not, individually or in the aggregate, have a Company Material Adverse Effect, the plant, property and equipment of the Company and its Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to ordinary wear and tear, and, subject to normal maintenance, are available for use.

3.10. Certain Contracts. Neither the Company nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of (i) any agreement, contract or commitment required to be filed as an exhibit to the Company SEC Reports (including any agreements, contracts or commitments entered into since December 31, 2004 that will be required to be filed by the Company with the SEC in any report), (ii) any agreements, contracts or commitments with manufacturers, suppliers, sales representatives, distributors, or original equipment manufacturer (“OEM”) strategic partners of the Company pursuant to which the Company recognized revenues or payments in excess of $250,000 for the twelve-month period ended December 31, 2004, or (iii) any agreements, contracts or commitments containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person (as defined in Section 8.6 hereof), or that include any exclusivity provision or involve any restriction on the geographic area in which the Company or any of its Subsidiaries may carry on its business (collectively, “Company Material Contracts”), in such a manner as, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Section 3.10 of the Company Disclosure Letter lists each Company Material Contract described in clauses (ii) and (iii) of the preceding sentence. Each Company Material Contract that has not expired by its terms is in full force and effect and is the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), except where the failure of such Company Material Contract to be in full force and effect or to be legal, valid, binding or enforceable against the Company and/or its Subsidiaries has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.10 of the Company Disclosure Letter, no consent, approval, waiver or authorization of, or notice to any Person is needed in order that each such Company Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Merger and the other transactions contemplated by this Agreement. Except as set forth in Section 3.10 of the Company Disclosure Letter, there is no agreement, contract, commitment or obligation of any kind that arises by reason of the consummation of the Merger and the other transactions contemplated by this Agreement.

3.11. Compliance with Law. Except where the failure would not have a Company Material Adverse Effect, all activities of the Company and its Subsidiaries have been, and are currently being, conducted in compliance in all material respects with all applicable United States federal, state, provincial and local and other foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, and Orders of any court or other Governmental Entity or any nongovernmental self-regulatory agency, and no notice has been received by the Company or any Subsidiary of any claims filed against the Company or any Subsidiary alleging a violation of any such laws, regulations or other requirements which would be required to be disclosed in any Company SEC Report or any New SEC Report (as defined in Section 5.16 hereof). The Company Stock Option Plans have been duly authorized, approved and operated in compliance in all material respects with all applicable securities, corporate and other laws of each jurisdiction in which participants of such plans are located. The Company and its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which has not had and would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.12. Intellectual Property Rights. The Company and its Subsidiaries own, or are validly licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, domain names and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks, domain names and copyrights, and all database rights, net lists, processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of the Company and its Subsidiaries as currently conducted, or presently planned to be conducted, except for such rights the absence of which would not be reasonably expected to have a Company Material Adverse Effect (the “Company Intellectual Property Rights”). The Company and its Subsidiaries have taken, or are taking (on going matters), all action reasonably necessary to protect the Company Intellectual Property Rights which is customary in the industry, including without limitation, use of reasonable secrecy measures to protect the trade secrets included in the Company Intellectual Property Rights.

(a) The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any material license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any material licenses, sublicenses or other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights or trade secrets (“Company Third-Party Intellectual Property Rights”), including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Company or any of its Subsidiaries, the breach of which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Letter, under the caption referencing this Section 3.12, lists all royalties, license fees, sublicense fees or similar obligations requiring payment in excess of $100,000 per year by the Company or any Subsidiary for any Company Third-Party Intellectual Property Rights that are used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Company or any of its Subsidiaries.

(b) All patents, registered trademarks, service marks, domain names and copyrights which are held by the Company or any of its Subsidiaries, the loss or invalidity of which would reasonably be expected to cause a Company Material Adverse Effect, are in force and are believed to be valid and subsisting. The Company (i) has not been sued in any unresolved suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement or misappropriation of any patents, trademarks, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no Knowledge that the manufacturing, marketing, licensing or sale of its products or services infringe upon, misappropriate or otherwise come into conflict with any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, misappropriation or conflict in the cases of clause (i) and (ii) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other Person has interfered with, infringed upon, or otherwise come into conflict with any Company Intellectual Property Rights or other proprietary information of the Company or any of its Subsidiaries which has or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except where the failure to do so would not have a Company Material Adverse Effect, to the Company’s Knowledge, each employee, agent, consultant or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to an agreement under which the Company or such Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company, such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in such material.

(d) Except where the failure to do so would not have a Company Material Adverse Effect, the Company and its Subsidiaries have not suffered any compromise of data security or any corruption or loss of data.

3.13. Taxes.

(a) “Tax” or “Taxes” shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors for any jurisdiction in which the Company or any of its Subsidiaries does business (to the extent required under applicable Tax law), together with all interest, penalties and additions imposed with respect to such amounts.

(b) Except as set forth in (or resulting from matters set forth in) Section 3.13 of the Company Disclosure Letter or as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) the Company and its Subsidiaries have prepared and timely filed with the appropriate governmental agencies all franchise, income, sales and all other material Tax returns and reports required to be filed on or before the Effective Time (collectively “Returns”), taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its Subsidiaries;

(ii) all Taxes of the Company and its Subsidiaries shown on such Returns or otherwise known by the Company to be due or payable have been timely paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings or which are adequately reserved for in accordance with generally accepted accounting principles;

(iii) all deficiencies resulting from Tax examinations of income, sales and franchise and all other material Returns filed by the Company and its Subsidiaries in any jurisdiction in which such Returns are required to be so filed have either been paid or are being contested in good faith by appropriate proceedings;

(iv) no deficiency has been asserted or assessed against the Company or any of its Subsidiaries which has not been satisfied or otherwise resolved, and no examination of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened for any material amount of Tax by any taxing authority;

(v) no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Return has been requested, which Return has not since been filed;

(vi) all Returns filed by the Company and its Subsidiaries are correct and complete in all material respects or adequate reserves have been established with respect to any additional Taxes that may be due (or may become due) as a result of such Returns not being correct or complete;

(vii) to the Knowledge of the Company, no Tax liens have been filed with respect to any Taxes;

(viii) neither the Company nor any of its Subsidiaries have made since January 1, 1999, and none will make, any voluntary adjustment by reason of a change in their accounting methods for any pre-Merger period;

(ix) the Company and its Subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees;

(x) the Company and its Subsidiaries are not parties to any Tax sharing or Tax matters agreement; and

(xi) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is liable to be assessed for or made accountable for any Tax for which any other person or persons may be liable to be assessed or made accountable whether by virtue of the entering into or the consummation of the Merger or by virtue of any act or acts done by or which may be done by or any circumstance or circumstances involving or which may involve any other person or persons.

(c) The Company and its Subsidiaries are not parties to any agreement, contract, or arrangement that would, as a result of the transactions contemplated hereby, result, separately or in the aggregate, in (i) the payment of any “excess parachute payments” within the meaning of

Section 280G of the Code by reason of the Merger or (ii) the payment of any form of compensation or reimbursement for any Tax incurred by any Person arising under Section 280G of the Code.

3.14. Employees. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, arrangement or labor contract with a labor union or labor organization, whether formal or otherwise. The Company Disclosure Letter, under the caption referencing this Section 3.14, lists all employment, severance and change of control agreements (or any other agreements that may result in the acceleration of outstanding options) of the Company or its Subsidiaries. Each of the Company and its Subsidiaries is in compliance with all applicable laws (including, without limitation, all applicable extension orders) respecting employment and employment practices, terms and conditions of employment, equal opportunity, anti-discrimination laws, and wages and hours, except where such noncompliance has not had and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect. There is no labor strike, slowdown or stoppage pending (or, to the Knowledge of the Company or any of its Subsidiaries, any unfair labor practice complaints, labor disturbances or other controversies respecting employment which are pending or threatened which, if they actually occurred, would reasonably be expected to have a Company Material Adverse Effect) against the Company or any of its Subsidiaries.

3.15. Employee Benefit Plans.

(a) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and “Plan” means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company and its Subsidiaries for the benefit of present or former employees or with respect to which the Company and its Subsidiaries otherwise has current or potential liability. Plan includes any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers’ compensation, life insurance, death, disability, legal services, severance, sickness, accident, or cafeteria plan benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, change in control benefits or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). The Company Disclosure Letter, under the caption referencing this Section 3.15(a), sets forth all material Plans by name and brief description.

(b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Plans comply and have complied with the requirements of ERISA, the Code and other applicable law, except where such noncompliance would not, individually or in the aggregate, have a Company Material Adverse Effect. With respect to the Plans, (i) all required contributions which are due have been made and an accrual required by generally accepted accounting principles has been made on the books and records of the Company or its Subsidiaries for all future contribution obligations; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no nonexempt prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code), except for such transactions, if any, which have not had and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect. Except as otherwise disclosed in the Company Disclosure Letter under the caption referencing this Section 3.15(b), all benefits under the Plans (other than

Code Section 125 cafeteria plans) are payable either through a fully-funded trust or an insurance contract and no welfare benefit Plan (as defined in Section 3(1) of ERISA) is self-funded.

(c) Parent has received true and complete copies of (i) all Plan documents, including related trust agreements or funding arrangements; (ii) the most recent determination letter, if any, received by the Company or its Subsidiaries from the Internal Revenue Service (the “IRS”) regarding the Plans and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (iii) current summary plan descriptions; and (iv) annual returns/reports on Form 5500 and summary annual reports for the most recent plan year. To the Knowledge of the Company, nothing has occurred that could materially adversely affect the qualification of the Plans and their related trusts under Section 401(a) of the Code.

(d) Except as set forth in Section 3.15 of the Company Disclosure Letter, the Company does not maintain or contribute to (and has never contributed to) any multi-employer plan, as defined in Section 3(37) of ERISA. Neither the Company nor any of its Subsidiaries has any actual or potential material liabilities under Title IV of ERISA, including under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan.

(e) Except as set forth in Section 3.15 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any actual or potential material liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Section 3.15 of the Company Disclosure Letter and (ii) health care continuation benefits described in Section 4980B of the Code or similar requirements under applicable state law.

(f) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees or other “fiduciaries,” as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, Parent or any of their respective directors, officers or employees to any liability under ERISA or any applicable law, except for such breaches, if any, which have not had and would not, individual or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

(g) There are no other trades or businesses (other than Subsidiaries of the Company), whether or not incorporated, which, together with the Company, would be deemed to be a “single employer” within the meaning of Code Sections 414(b), (c) or (m).

(h) Except with respect to Taxes on benefits paid or provided, no Tax has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary or the Company) with respect to the operations of, or any transactions with respect to, any Plan which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No action has been taken by the Company, nor has there been any failure by the Company to take any action, nor is any action or failure to take action contemplated by the Company (including all actions contemplated under this Agreement), that would subject any person or entity to any liability or Tax imposed by the IRS or the U.S. Department of Labor in connection with any Plan, except for such liability or Tax that has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No reserve for any Taxes has been established with respect to any Plan by the Company nor has any advice been given to the Company with respect to the need to establish such a reserve, except for such reserves which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(i) There are no (i) legal, administrative or other proceedings or governmental investigations or audits, or (ii) complaints to or by any Governmental Entity, which are pending, anticipated or, to the Knowledge of the Company, threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against the Company or its officers or employees with respect to any Plan which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(j) Except as set forth in Section 3.15 of the Company Disclosure Letter, there are no leased employees, as defined in Section 414(n) of the Code, providing services to the Company or its Subsidiaries, that must be taken into account with respect to the requirements under Section 414(n)(3) of the Code.

(k) Except as set forth in Section 3.15 of the Company Disclosure Letter, each Plan may be terminated directly or indirectly by Parent and the Company, in their sole discretion, at any time before or after the Effective Date in accordance with its terms, without causing the Parent or the Company to incur any liability to any person, entity or government agency for any conduct, practice or omission of the Company which occurred prior to the Effective Date, except for (i) liabilities to, and the rights of, the employees thereunder accrued prior to the Effective Date, or if later, the time of termination, (ii) continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law, and (iii) liabilities which would not have a Company Material Adverse Effect.

3.16. Environmental Matters.

(a) The Company and its Subsidiaries (i) have been in compliance and are presently complying in all material respects with all applicable health, safety and Environmental Laws (as defined below), and (ii) have obtained all material permits, licenses and authorizations which are required under all applicable health, safety and Environmental Laws and are in compliance in all material respects with such permits, licenses and authorizations, except in each case for such failure to comply or to obtain permits, licenses or authorizations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, (i) none of the Owned Real Property and Leased Real Property (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Materials (as defined in Section 3.16(b) hereof) in quantities which require investigation or remediation under Environmental Laws, (ii) neither the Company nor any of its Subsidiaries is liable for any off-site contamination, and (iii) there is no environmental matter which could reasonably be expected to expose the Company or any of its Subsidiaries to a claim to cleanup any Hazardous Materials or otherwise to remedy any pollution or damage at any of the properties utilized in the Company’s business under any Environmental Laws, that would, with respect to any of (i), (ii) or (iii) above, be required to be disclosed in the Company SEC Reports.

(b) For purposes of this Agreement, the term (i) ”Environmental Laws” means all applicable United States federal, state, provincial, local and other foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable United States federal, state, provincial, local and other foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement), and (ii) ”Hazardous Materials” means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any United States federal, state, provincial, local or other foreign law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company or any of its Subsidiaries to any imposition of costs or liability under any Environmental Law.

3.17. Insurance. Section 3.17 of the Company Disclosure Letter identifies each of the insurance policies currently in force with respect to the business and properties of the Company and its Subsidiaries. Except as disclosed in Section 3.17 of the Company Disclosure Letter, there are no claims outstanding under any insurance policy which could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries has failed to give any notice or to present any such claim with respect to its business under any such policy in due and timely fashion, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.18. Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries (nor any person representing the Company or any of its Subsidiaries) has at any time during the last five years (a) made any payment in violation of the Foreign Corrupt Practices Act or similar laws of other countries where the Company engages in business, or (b) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

3.19. Export Control Laws. The Company has conducted its export transactions in accordance in all material respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations.

3.20. Finders or Brokers. Except for Houlihan Lokey Howard & Zukin, whose fees will be paid by the Company, none of the Company, the Subsidiaries of the Company, the Board of Directors of the Company (the “Company Board”) or any member of the Company Board has employed any agent, investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger or the other transactions contemplated hereby.

3.21. Board Recommendation. The Company Board has, at a meeting of such Company Board duly held on November 2, 2005, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, declared the advisability of the Merger and recommended that the stockholders of the Company approve the Merger and the other transactions contemplated hereby, and has not as of the date hereof rescinded or modified in any respect any of such actions.

3.22. Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date set for the Company Stockholders Meeting

(as defined in Section 3.26 hereof) is the only vote of the holders of any of the Company’s capital stock necessary to approve this Agreement and the transactions contemplated hereby.

3.23. Opinion of Financial Advisor. The Company has received the oral opinion of Houlihan Lokey Howard & Zukin on the date of the meeting of the Company Board referenced in Section 3.21 above, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

3.24. Tax Matters. Neither the Company nor, to its Knowledge, any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the business combination to be effected by the Merger from constituting a transaction qualifying as a reorganization within the meaning of Section 368 of the Code.

3.25. State Takeover Statutes. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) will not apply to the execution, delivery of performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

3.26. Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (the “Registration Statement”) shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company’s stockholders to consider the Merger (the “Company Stockholders Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement/Prospectus”) shall not, on the date the Proxy Statement/Prospectus is first mailed to the Company’s stockholders, at the time of the Company Stockholders Meeting at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT

Merger Sub and Parent jointly and severally represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth in the letter delivered by Merger Sub and Parent to the Company on the date hereof (the “Parent Disclosure Letter”) (which Parent Disclosure Letter sets forth the exceptions to the representations and warranties contained in this Article IV with regard only to the Sections corresponding to the respective caption in the Parent Disclosure Letter, any other Sections expressly referenced by such exceptions and any additional Sections only if and to the extent that the context of the Parent Disclosure Letter makes it reasonably apparent that such exceptions apply to such other Sections in this Article IV):

4.1. Organization and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Merger Sub is a corporation validly existing and in good standing under the laws of the State of Delaware. Each of Merger Sub and Parent is duly qualified or licensed to carry on its business as it is now being conducted, and is qualified to conduct business, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified that would not, individually or in the aggregate, have, or would not reasonably be expected to have, a Parent Material Adverse Effect (as defined below). Neither Parent nor Merger Sub is in violation of any of the provisions of its Charter Document or its Governing Document. As used in this Agreement, the term “Parent Material Adverse Effect” means any change, effect, event or condition that (i) has a material adverse effect on the assets, business or financial condition of Parent and its Subsidiaries, taken as a whole, or (ii) would prevent or materially delay Merger Sub’s or Parent’s ability to consummate the transactions contemplated hereby.

4.2. Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, $0.20 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share (of which 100,000 shares are designated Series A Junior Participating Preferred Stock, the “Parent Preferred Stock”). As of the close of business on November 1, 2005 (the “Parent Measurement Date”), (a) 63,574,526 shares of Parent Common Stock were issued and outstanding, (b) no shares of Parent Preferred Stock were issued and outstanding, (c) 15,011,443 shares of Parent Common Stock were reserved for issuance under the 1987 Stock Plan of the Parent (the “Parent Stock Plan”), (d) options to purchase 11,958,035 shares of Parent Common Stock in the aggregate had been granted and remained outstanding under the Parent Stock Plan, and (e) rights to acquire shares or property pursuant to the Microsemi Corporation Shareholder Rights Plan, dated as of December 22, 2000, as amended, between Parent and Mellon Investor Services LLC (the “Parent SRP Plan”), there were no outstanding Parent Rights (as defined below). Since the Parent Measurement Date, no additional shares of Parent Common Stock have been issued and are outstanding, except pursuant to the exercise of options, and no Parent Rights have been granted. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights created by the DGCL or Parent’s Charter Document or Governing Document, or any other agreement with the Company. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other rights which obligate Parent or any of its Subsidiaries to issue, exchange, transfer or sell any shares of capital stock of Parent or any of its Subsidiaries, other than shares of Parent Common Stock issuable under the Parent Stock Plan, or awards granted pursuant thereto, and other than

Parent SRP Plan rights issued along with all past and future issuances of shares of Parent Common Stock (collectively, “Parent Rights”).

4.3. Authority Relative to this Agreement. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and, subject to obtaining the necessary approval of its stockholders, to consummate the Merger and the other provisions contemplated hereby under applicable law. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the Merger and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles. The shares of Parent Common Stock to be issued by Parent pursuant to the Merger, as well as the Assumed Company Options and the shares of Parent Common Stock to be issued upon exercise thereof: (i) have been duly authorized, and, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights, (ii) will, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), be registered under the Securities Act, and registered or exempt from registration under applicable United States “Blue Sky” laws, (iii) will, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), be listed on the Nasdaq National Market and (iv) will be issued free and clear of any Liens.

4.4. No Conflicts; Required Filings and Consents.

(a) Neither the execution, delivery or performance of this Agreement by Merger Sub or Parent, nor the consummation of the transactions contemplated hereby, nor compliance by Merger Sub or Parent with any provision hereof will (i) violate, conflict with or result in a breach of any provision of the Charter Documents or Governing Documents of Merger Sub or Parent, (ii) cause a default or give rise to any right of termination, cancellation or acceleration or loss of a material benefit under, or result in the creation of any lien, charge or other encumbrance upon any of the properties or assets of Merger Sub or Parent under any of the terms, conditions or provisions of any note, license, bond, deed of trust, mortgage or indenture, or any other material instrument, obligation or agreement to which Merger Sub or Parent is a party or by which its properties or assets may be bound or (iii) violate any law, judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Merger Sub or Parent or binding upon any of its properties, except for, in the case of clauses (ii) and (iii), such defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) No filing or registration with or notification to and no permit, authorization, consent or approval of any Governmental Entity is required to be obtained, made or given by Merger Sub or Parent in connection with the execution and delivery of this Agreement or the consummation by Merger Sub of the Merger or other transactions contemplated hereby except (i) (A) in connection with the applicable requirements of the HSR Act, (B) the filing of a Registration Statement (defined in Section 3.26 hereof) with the SEC, in accordance with the Securities Act, as further described in Section 3.26 hereof or (C) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any country other than the United States, or (ii) where the failure to obtain any such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.5. SEC Filings; Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2003 to the date hereof (collectively, as supplemented and amended since the time of filing, the “Parent SEC Reports”) with the SEC. The Parent SEC Reports (i) were prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Parent SEC Report filed prior to the date of this Agreement which was superseded by a subsequent Parent SEC Report filed prior to the date of this Agreement.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its Subsidiaries included or incorporated by reference in such Parent SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of all such financial statements that are interim financial statements, for normal year-end adjustments).

(c) Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, whether due or to become due, known or unknown, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments that are required to be disclosed under United States generally accepted accounting principles, except (i) as set forth in the Parent SEC Reports, (ii) the liabilities recorded on Parent’s consolidated balance sheet at September 26, 2004 included in the financial statements referred in Section 4.5(a) hereof and the notes thereto, (iii) liabilities or obligations incurred since September 26, 2004 (whether or not incurred in the ordinary course of business and consistent with past practice) that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or (iv) liabilities that would not be required by United States generally accepted accounting principles to be disclosed in financial statements or in the notes thereto and that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.6. Absence of Changes or Events. Except as set forth in the Parent SEC Reports, since December 31, 2004 through the date of this Agreement, Parent and its Subsidiaries have not incurred any liability or obligation outside the ordinary course of business, nor has any event occurred or action been threatened, that has resulted or would reasonably likely be expected to result in a Parent Material Adverse Effect.

4.7. Litigation. Except as disclosed in the Parent SEC Reports, there is no (i) claim, action, suit or proceeding pending or, to the Knowledge of Parent, threatened against or relating to Parent or any of its Subsidiaries, or (ii) outstanding Orders, or application, request or motion therefor, in a proceeding to which Parent, any Subsidiary of Parent or any of their respective assets was or is a party except actions, suits, proceedings or Orders that, individually or in the aggregate, has not had or would not reasonably be expected to have a Parent Material Adverse Effect, and neither Parent nor any Subsidiary is in default in any material respect with respect to any such Order.

4.8. Compliance with Law. All activities of Merger Sub and Parent have been, and are currently being, conducted in compliance in all material respects with all applicable United States federal, state and local and other foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, Orders and other similar items of any court or other Governmental Entity or any nongovernmental self-regulatory agency, and no notice has been received by Parent of any claims filed against either Merger Sub or Parent alleging a violation of any such laws, regulations or other requirements which would be required to be disclosed in the Parent SEC Reports. Merger Sub and Parent have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.9. Finders or Brokers. Except for Lehman Brothers, whose fees will be paid by Parent, none of Parent, Merger Sub, the other Subsidiaries of Parent, the Boards of Directors of Parent and Merger Sub or any member of such Boards of Directors has employed any agent, investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger or the other transactions contemplated hereby.

4.10. Tax Matters. Neither Parent nor, to its Knowledge, any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the business combination to be effected by the Merger from constituting a transaction qualifying as a reorganization within the meaning of Section 368 of the Code.

4.11. Registration Statement; Proxy Statement/Prospectus. The information supplied by Parent and Merger Sub for inclusion in the Proxy Statement/Prospectus shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to the Company’s stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy

Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

ARTICLE V

COVENANTS AND AGREEMENTS

5.1. Conduct of Business of the Company Pending the Merger. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement to the earlier of (i) the termination of this Agreement or (ii) the Effective Time, each of the Company and its Subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use commercially reasonable best efforts consistent with past practice and policies to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement, or the timing thereof. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not nor will it permit any of its Subsidiaries to, without the prior written consent of Parent:

(a) amend any of its Charter Documents or Governing Documents;

(b) authorize for issuance, issue, sell, deliver, grant any options, warrants, stock appreciation rights, or stock issuance rights for, or otherwise agree or commit to issue, sell, deliver, pledge, dispose of or otherwise encumber any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, except (i) pursuant to and in accordance with the terms of Company Options outstanding on the Company Measurement Date or granted pursuant to clause (ii) below, or (ii) the grant of Company Options consistent with past practices to new employees, which Company Options will represent the right to acquire no more than 15,000 shares of Company Common Stock per new employee; provided however, that the current form of agreement under the Company Stock Option Plans shall be amended to no longer include any provisions providing for acceleration of vesting upon a change of control, and any other form used by the Company shall be in a form reasonably acceptable to Parent;

(c) subdivide, cancel, consolidate or reclassify any shares of its capital stock, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its Subsidiaries, except as otherwise expressly provided in this Agreement;

(d) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person (other than Subsidiaries of the Company); or (iii) make any material loans, advances or capital contributions to, or investments in, any other person (other than to Subsidiaries of the Company);

(e) except as otherwise expressly contemplated by this Agreement, (i) increase in any manner the compensation of (A) any employee who is not an officer of the Company or any Subsidiary (a “Non-Executive Employee”), except in the ordinary course of business consistent with past practice or (B) any of its directors or officers, except in the ordinary course of business, consistent with past practice, after consultation with Parent, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into, amend or agree to enter into or amend any agreement or arrangement with any such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required to comply with law or under currently existing agreements, plans or arrangements or with respect to Non-Executive Employees, in the ordinary course of business consistent with past practice, provided, however, that the vesting of outstanding options held by officers or directors may be accelerated; (iii) grant any rights to receive any severance or termination pay to, or enter into or amend any employment or severance agreement with, any employee or any of its directors or officers, except as required by applicable law or with respect to severance or termination pay to Non-Executive Employees in the ordinary course of business, consistent with past practices; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, share purchase, share option, share appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; provided, however, that this clause (iv) shall not prohibit the Company from renewing any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

(f) except as otherwise expressly contemplated by this Agreement, enter into, amend in any material respect or terminate any Company Material Contracts other than in the ordinary course of business consistent with past practice;

(g) sell, lease, license, mortgage or dispose of any of its properties or assets, other than (i) transactions in the ordinary course of business consistent with past practice, (ii) sales of assets, for the fair market value thereof, which sales do not individually or in the aggregate exceed $100,000 or (iii) as may be required or contemplated by this Agreement;

(h) except as otherwise contemplated by the Merger, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than the acquisition of assets that is in the ordinary course of business consistent with past practice and which are contemplated within the budget previously provided in writing by the Company to the Parent without the prior written consent of Parent, which consent will not be unreasonably withheld;

(i) alter (through merger, liquidation, reorganization, restructuring or in any fashion) the corporate structure or ownership of the Company or any Subsidiary;

(j) authorize or commit to make any material capital expenditures not within the budget previously provided in writing by the Company to Parent without the prior written consent of Parent, which consent shall not be unreasonably withheld;

(k) make any change in the accounting methods or accounting practices followed by the Company, except as required by generally accepted accounting principles or applicable law;

(l) make any election under any applicable Tax laws which would, individually or in the aggregate, have a Company Material Adverse Effect;

(m) settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) requiring a payment by the Company or its Subsidiaries in excess of $200,000 without the consent of Parent, which consent shall not be unreasonably withheld or delayed;

(n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred in the ordinary course of business consistent with past practice; or

(o) agree or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided, however, that nothing contained herein shall limit the ability of Parent to exercise its rights under the this Agreement.

5.2. Preparation of Registration Statement; Proxy Statement/Prospectus; Blue Sky Laws. As promptly as practicable and no later than twenty (20) business days after the date hereof, Parent and the Company shall prepare, and Parent shall file with the SEC, the Registration Statement, in which the Proxy Statement/Prospectus will be included as part thereof. Parent and the Company shall use all commercially reasonable best efforts to have such Registration Statement declared effective under the Securities Act as promptly as practicable after filing. The Proxy Statement/Prospectus will, when prepared pursuant to this Section 5.2 and mailed to the Company’s stockholders, comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act. The Proxy Statement/Prospectus shall be reviewed and approved by Parent and Parent’s counsel prior to the mailing of such Proxy Statement/Prospectus to the Company’s stockholders. Parent shall also take any action required to be taken under any applicable provincial or state securities laws (including “Blue Sky” laws) in connection with the issuance of the Parent Common Stock in the Merger; provided, however, that neither Parent nor the Company shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where any such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of Parent Common Stock or the Assumed Company Options.

5.3. Company Stockholder Meeting. The Company shall, promptly after the date hereof, take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene the Company Stockholders Meeting within 45 days of the Registration Statement being declared effective by the SEC, whether or not the Company Board determines at any time after the date hereof that the Merger is no longer advisable. The adoption of the Merger by the stockholders of the Company shall be recommended by the Company Board unless, in the good faith judgment of the Company Board, after consultation with outside counsel, taking such action would be inconsistent with its fiduciary obligations under applicable law. The Company Stockholders Meeting will be convened, held and conducted, and any proxies will be solicited, in compliance with the DGCL and applicable securities laws. The Company shall consult with Parent regarding the date of the Company Stockholders Meeting. Subject to Section 5.2 and Section 5.6 hereof, the Company shall use commercially reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other commercially reasonable actions necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

5.4. Additional Agreements; Cooperation.

(a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate, subject to compliance with applicable law, with each other in connection with the foregoing, including using its commercially reasonable best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any United States federal or state, foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings and submissions of information requested by Governmental Entities, and (vi) to fulfill all conditions to this Agreement.

(b) Each of the parties hereto agrees, subject to compliance with applicable law, to furnish to each other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act, the Exchange Act, the Securities Act or any other United States federal or state, or foreign statute or regulation. Each party hereto shall promptly inform each other party of any material communication from the U.S. Federal Trade Commission or any other government or governmental authority regarding any of the transactions contemplated hereby.

5.5. Publicity. Parent and the Company will mutually consult concerning the news release first announcing this Agreement and the transactions contemplated hereby, which shall be a joint news release. Neither party shall issue any such news release or other announcement without the consent of the other party. Thereafter, without the consent of the Parent, which consent shall not be unreasonably withheld or delayed, the Company and/or its Subsidiaries will not, and will not permit any of their respective affiliates or representatives to, issue or cause the publication of any news release or make any other public announcement with respect to the transactions contemplated by this Agreement, except as otherwise required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq Stock Market, in which case the Company shall use its commercially reasonable best efforts to consult with Parent and to provide Parent with a copy of such news release or other announcement and afford Parent the opportunity to comment thereon prior to publication.

5.6. No Solicitation.

(a) Immediately upon execution of this Agreement, the Company shall (and shall cause its officers, directors, employees, investment bankers, attorneys and other agents or representatives to) cease all discussions, negotiations, responses to inquiries (except as set forth in the proviso to this sentence) and other communications relating to any potential business combination with all third parties who, prior to the date hereof, may have expressed or otherwise indicated any interest in pursuing an Acquisition Proposal (as hereinafter defined) with the Company; provided that, this Section 5.6(a) shall not prohibit activities permitted by Section 5.6(b) in response to an inquiry initiated after the date hereof.

(b) Prior to termination of this Agreement pursuant to Article VII hereof, the Company and its Subsidiaries shall not, nor shall the Company authorize or permit any officers, directors or employees of, or any investment bankers, attorneys or other agents or representatives retained by or acting on behalf of, the Company or any of its Subsidiaries to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (ii) engage or participate in negotiations or discussions with, or furnish any information or data to, or take any other action to, facilitate any inquiries or making any proposal by, any third party relating to an Acquisition Proposal, (iii) enter into any agreement with respect to any Acquisition Proposal or approve an Acquisition Proposal, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal. Notwithstanding anything to the contrary contained in this Section 5.6 or in any other provision of this Agreement, prior to the Company Stockholders Meeting, the Company Board may participate in discussions or negotiations with or furnish information to any third party making an unsolicited Acquisition Proposal (a “Potential Acquiror”) or approve or recommend an unsolicited Acquisition Proposal if (A) a majority of the disinterested directors of the Company Board determines in good faith, after consultation with its independent financial advisor, that a Potential Acquiror has submitted to the Company a written Acquisition Proposal which sets forth a price or range of values to be paid by the Potential Acquiror and which, if consummated, would be more favorable to the Company’s stockholders, from a financial point of view, than the Merger (a “Superior Proposal”), (B) the Company Board has determined in good faith, based on consultation with independent financial advisor(s), that such Potential Acquiror is financially capable of consummating such Superior Proposal, and (C) a majority of the disinterested directors of the Company Board determines in good faith, after receiving advice from reputable outside legal counsel experienced in such matters (and the parties hereto agree that the law firm of Davis Wright & Tremaine LLP is so experienced), that the failure to participate in such discussions or negotiations or to furnish such information or to approve or recommend such unsolicited Acquisition Proposal is inconsistent with the Company Board’s fiduciary duties under applicable law. In the event that the Company shall receive any Acquisition Proposal, it shall promptly (and in no event later than forty-eight (48) hours after receipt thereof) furnish to Parent the identity of the recipient of the Acquisition Proposal and of the Potential Acquiror, the terms of such Acquisition Proposal, copies of such Acquisition Proposal and all information requested by the Potential Acquiror, and shall further promptly inform Parent in writing as to the fact such information is to be provided after compliance with the terms of the preceding sentence. Notwithstanding the foregoing, the Company shall not provide any non-public information to any such Potential Acquiror unless (1) it has prior to the date thereof provided such information to Parent and Merger Sub, and (2) the Company provides such non-public information pursuant to a nondisclosure agreement with terms that are at least as restrictive as those pursuant to the Confidential Disclosure Agreement (the “Reciprocal Confidentiality Agreement”), dated November 12, 2004, between Parent and the Company. Nothing contained herein shall prevent the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after receiving advice from reputable outside legal counsel experienced in such matters (and the parties hereto agree that the law firm of Davis Wright & Tremaine LLP is so experienced), such disclosure is required by applicable law. In addition to the foregoing, the Company shall not enter into any agreement concerning an Acquisition Proposal for a period of not less than five (5) days after the Parent’s receipt of a copy of the Acquisition Proposal. Further, Parent has the right to match or better any Superior Proposal of which it has been notified. New proposals from the third party may be made, and Parent retains the same rights set forth above regarding such new proposals. If the Parent has not notified Company of its decision to match or better the Superior Proposal by the eleventh day after Company’s notification is received by Parent that the acquisition proposal is a Superior Proposal, Company may pay the Parent Termination Fee and terminate this Agreement in accordance with its terms and proceed with the Superior Proposal. If Parent notifies Company that it will match or better a Superior Proposal, this Agreement must be amended to reflect the matched or bettered terms within two (2) days of Parent’s decision to so match or better the Superior Proposal. Upon such amendment, Company may not terminate this Agreement and must notify the party making the Superior Proposal that such proposal has been matched or bettered and that this Agreement has been amended to reflect this fact. After such amendment to this Agreement, Company must, and must cause Company Bank and its representatives to, cease and terminate all discussions and negotiations regarding the previous Superior Proposal, unless a new Acquisition Proposal is received that is determined to be a Superior Proposal pursuant to this Section 5.6. Without limiting the foregoing, the Company understands and agrees that any violation of the restrictions set forth in this Section 5.6(b) by the Company or any of its Subsidiaries, or by any director or officer of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.6(b) sufficient to enable Parent to terminate this Agreement pursuant to Section 7.1(d)(i) hereof.

(c) For the purposes of this Agreement, “Acquisition Proposal” shall mean any proposal, whether in writing or otherwise, made by any person other than Parent and its Subsidiaries to acquire “beneficial ownership” (as defined under Rule 13(d) of the Exchange Act) of twenty percent (20%) or more of the assets of, or twenty percent (20%) or more of the outstanding capital stock of any of the Company or its Subsidiaries pursuant to a merger, consolidation, exchange of shares or other business combination, sale of shares of capital stock, sales of assets, tender offer or exchange offer or similar transaction involving the Company or its Subsidiaries.

5.7. Access to Information. From the date of this Agreement until the Effective Time, and upon reasonable notice, the Company will give Parent and its authorized representatives (including counsel, other consultants, accountants and auditors), to the extent it has the legal authority to do so, reasonable access during normal business hours to all real properties presently or formerly operated by the Company or its Subsidiaries, all facilities, personnel and operations and to all books and records of it and its Subsidiaries, will permit Parent to make such inspections, investigations and testing as it may reasonably require, including upon request Phase II environmental investigations, will cause its officers and those of its Subsidiaries to furnish Parent with such financial and operating data and other information with respect to its business and properties as Parent may from time to time reasonably request and confer with Parent to keep it reasonably informed with respect to operational and other business matters relating to the Company and its Subsidiaries and the status of satisfaction of conditions to the Closing, other than information that may not be disclosed under applicable law or in violation of an agreement or if such disclosure would result in a waiver of the attorney-client privilege; provided, however, that in any such event the parties shall cooperate in good faith to obtain waivers of such prohibitions or implement alternative methods of disclosure of material information. All information obtained by Parent pursuant to this Section 5.7 shall be kept confidential in accordance with the Reciprocal Confidentiality Agreement.

5.8. Notification of Certain Matters. The Company or Parent, as the case may be, shall promptly notify the other of (a) its obtaining of Knowledge as to the matters set forth in clauses (i), (ii) and (iii) below, or (b) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any material failure of the Company or Parent, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the institution of any claim, suit, action or proceeding arising out of or related to the Merger or the transactions contemplated hereby; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

5.9. Resignation of Officers and Directors. At or prior to the Effective Time, the Company shall deliver to Parent the resignations of all officers and directors of the Company and shall use its commercially reasonable best efforts to deliver to Parent the resignations of such officers and directors of its Subsidiaries (in each case, in their capacities as officers and directors, but not as employees if any of such persons are employees of the Company or any Subsidiary), except as Parent may specify, which resignations shall be effective at the Effective Time.

5.10. Indemnification.

(a) As of the Effective Time and for a period of ten (10) years following the Effective Time, Parent will indemnify and hold harmless from and against all claims, damages, losses, obligations or liabilities (“Losses”) any persons who were directors or officers of the Company or any Subsidiary prior to the Effective Time (the “Indemnified Persons”) to the fullest extent such person could have been indemnified for such Losses under applicable law, under the Governing Documents of the Company or any Subsidiary or under the indemnification agreements listed on Schedule 5.10 in effect immediately prior to the date hereof, with respect to any act or failure to act by any such Indemnified Person at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

(b) Any determination required to be made with respect to whether an Indemnified Person’s conduct complies with the standards set forth under the DGCL or other applicable law shall be made by independent counsel selected by Parent and reasonably acceptable to the Indemnified Persons. Parent shall pay such counsel’s fees and expenses (so long as the Indemnified Persons do not challenge any such determination by such independent counsel).

(c) In the event that Parent or any of its successors or assigns (i) consolidates with, merges or otherwise enters a business combination into or with any other person, and Parent or such successor or assign is not the continuing or surviving corporation or entity of such consolidation, merger or business combination, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that such person or the continuing or surviving corporation assumes the obligations set forth in this Section 5.10 and none of the actions described in clauses (i) and (ii) above shall be consummated until such provision is made.

(d) The Company represents to Parent that the amount per annum the Company paid for the current policies of directors’ and officers’ liability insurance maintained by the Company (the “D&O Policy”) for the current policy year (the “Annual Premium”) is as set forth in Section 3.17 of the Company Disclosure Letter. Parent and the Surviving Corporation shall either:

(i) maintain the D&O Policy in effect for not less than six years from the Effective Time (provided that Parent may substitute therefor, through brokers of its choice, policies of at least comparable coverage containing terms and conditions which are no less advantageous to the Indemnified Persons in all material respects so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters (including, without limitation, extended reporting endorsements (tail coverage) on fiduciary liability with respect to all senior officers and directors of the Company), including the transactions contemplated hereby, occurring prior to, and including the Effective Time; provided that, in the event that any claim for any losses is asserted or made within such six-year period, such insurance shall be continued in respect of any such Claim until final disposition of any and all such Claims; and provided, further, that Parent shall not be obligated to make aggregate premium payments for such insurance to the extent such annual premiums in the aggregate exceed two hundred percent (200%) of the Annual Premium. In such case, Parent shall purchase only as much coverage as possible for aggregately two hundred percent (200%) of the Annual Premium; or

(ii) notwithstanding the foregoing, and in lieu thereof, prior to the Effective Time, the Parent may arrange for and purchase through brokers of its choice a directors’ and officers’ liability insurance “tail” or “runoff” insurance program, in form and substance reasonably satisfactory to Parent and the Company, effective as of the Effective Time, to extend the reporting period for a period of six (6) years from and after the Effective Time with respect to acts or omissions occurring on or prior to the Effective Time, with such coverage to have an aggregate coverage limit over the term of such policy in an amount at least equal to the annual aggregate coverage limits under the D&O Policy; provided that the aggregate premium for such coverage shall not exceed two (2) times the Annual Premium. In the event that the Parent purchases such a “tail” or “runoff” policy prior to the Effective Time, Parent and the Surviving Corporation shall maintain such “tail” or “runoff” policy for so long as such “tail” or “runoff” policy shall be maintained in full force and effect in lieu of all other obligations of Parent and the Surviving Corporation under this Section 5.10(d).

Neither Parent nor the Surviving Corporation shall be deemed in breach of their obligations to maintain any insurance policy pursuant to this Section 5.10(d) as to any Indemnified Party that is denied coverage under such insurance policy by the issuer or underwriter thereof as a result of any act or omission of an Indemnified Person in connection with either the application for any insurance policy or any claim thereunder.

(e) In the event any claim, action, suit, proceeding or investigation (a “Claim”) for which indemnification is provided under this Section 5.10 is brought against an Indemnified Person (whether arising before or after the Effective Time) after the Effective Time Parent shall, consistent with the terms of any directors’ and officers’ liability insurance policy, defend such Indemnified Person from such claim with counsel reasonably acceptable to such Indemnified Person; provided, however, that in the event Parent fails to provide a defense to such Claim or it would be inappropriate due to conflicts of interests that counsel for Parent also represent such Indemnified Person, (i) such Indemnified Person may retain separate counsel reasonably acceptable to Parent, (ii) the indemnifying party shall pay all reasonable fees and expenses of such counsel for such Indemnified Person as statements therefor are received, and (iii) the indemnifying party will use all commercially reasonable best efforts to assist in the defense of any such matter, provided that the indemnifying party shall not be liable for any settlement of any Claim without its written consent, which consent shall not be unreasonably withheld, and provided further, however, that not more than one such separate counsel may be retained for all Indemnified Persons at the expense of the indemnifying party (unless, and to the extent that, the joint representation of all Indemnified Persons poses an actual conflict of interest). Any Indemnified Person desiring to claim indemnification under this Section 5.10, upon learning of any Claim, shall notify the indemnifying party (but the failure to so notify shall not relieve the indemnifying party from any liability which it may have under this Section 5.10 except to the extent such failure materially prejudices such indemnifying party).

(f) This Section 5.10 is intended to benefit the Indemnified Persons, shall be enforceable by each Indemnified Person and his or her heirs and representatives.

5.11. Stockholder Litigation. The Company shall give Parent the reasonable opportunity to participate in the defense of any stockholder litigation against or in the name of the Company and/or its respective directors relating to the transactions contemplated by this Agreement.

5.12. Employee Benefit Plans.

(a) 401(k) Plan. The Company shall take the following steps with respect to the ADVANCED POWER TECHNOLOGY, INC. Salary Savings Plan (401(k) Plan): at least three days prior to the Effective Time, the Company shall terminate the 401(k) Plan pursuant to written resolutions, the form and substance of which shall be satisfactory to Parent. Individuals employed by the Company at the Effective Time (“Company Employees”) shall be allowed to participate in Parent’s 401(k) plan effective as of the first payroll following the Effective Time; and all service with the Company shall be considered service with Parent for purposes of determining eligibility, vesting, and benefit accrual (i.e., any matching contributions) under Parent’s 401(k) plan. As soon as administratively feasible after assets are distributed from the 401(k) Plan, Company Employees shall be offered an opportunity to roll their 401(k) Plan account balances into Parent’s 401(k) Plan.

(b) Welfare Plans. Company Employees shall be eligible to participate in Parent’s disability plans, group life insurance plan, medical plan, dental plan, and Section 125 cafeteria plan as soon as administratively feasible after the Effective Time. Prior to such time, Company Employees shall remain eligible for the Company’s welfare plans, as applicable, and such plans will not be amended or changed in any material respect by Parent or the Company. Parent shall include service and prior earnings with the Company for purposes of determining eligibility, participation, and benefit accrual under its short term disability plan, group life insurance plan medical plan, dental plan, and Section 125 cafeteria plan. Parent shall include such service for purposes of determining benefit eligibility or participation in Parent’s disability plans; however, such participation shall be subject to any applicable preexisting condition exclusions.

(c) Vacation and PTO. Company Employees shall be eligible to participate in Parent’s vacation or paid time off (“PTO”) policy, as applicable, as soon as administratively feasible after the Effective Time. Prior to such date Company Employees shall remain eligible for the Company’s vacation pay or sick pay policies, as applicable, and such plans or policies will not be amended or changed in any material respect by Parent or the Company. Parent shall include service with the Company for purposes of determining eligibility, participation, and calculation of vacation pay, sick pay, or PTO under Parent’s vacation or PTO policy, as applicable. Subject to the terms of the Company plans or policies, each Company Employee will be entitled to carry over all vacation days and sick leave accrued but unused as of the Effective Time.

(d) Incentive Bonus Plan. The Company’s Incentive Bonus Plan shall be kept in place until December 31, 2005, after which time Company Employees may be eligible to participate in any incentive program established by Parent from time to time.

5.13. Determination of Optionholders. At least thirty (30) business days before the Effective Time, the Company shall provide Parent with a true and complete list, as of such date, of (a) the holders of Company Options, (b) the number of shares of Company Common Stock subject to Company Options held by each such optionholder and (c) the address of each such optionholder as set forth in the books and records of the Company or any Subsidiary, following upon which there shall be no additional grants of Company Options without Parent’s prior written consent. From the date such list is provided to Parent until the Effective Time, the Company shall provide option activity reports to Parent twice monthly containing such information as Parent shall reasonably request and shall provide an update of such information at and as of the Effective Time.

5.14. Preparation of Tax Returns. The Company shall file (or cause to be filed) at its own expense, on or prior to the due date thereof, all Returns required to be filed on or before the Closing Date. The Company shall provide Parent with a copy of appropriate work papers, schedules, drafts and final copies of each foreign and domestic, federal, provincial and state income Tax return or election of the Company (including returns of all Employee Benefit Plans) at least ten days before filing such return or election and shall consult with Parent with respect thereto prior to such filing.

5.15. Tax-Free Reorganization. Parent and the Company shall each use all commercially reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor the Company shall take or fail to take, or cause any third party to take or fail to take, any action that would cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

5.16. SEC Filings; Compliance. The Company and Parent shall each cause the forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company and Parent, respectively, between the date of this Agreement and the Effective Time (with respect to either the Company or Parent, the “New SEC Reports”) to be prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and such New SEC Reports will not at the time they are filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.17. Listing of Additional Shares. Prior to the Effective Time, Parent shall file with the Nasdaq National Market a Notification Form 10b-17 for Listing Additional Shares with respect to the shares of Parent Common Stock to be issued in the Merger.

5.18. Environmental Investigation. The Parent shall arrange for and direct environmental investigations of soil and groundwater, with the assistance and cooperation of Company, in, under or about properties operated, now or previously, by Company or its Subsidiaries. Company shall use commercially reasonable efforts to provide Parent adequate access to any and all such properties. Company shall provide Parent documentation of any and all insurance policies, indemnities, judgments, orders or agreements respecting liability under any Environmental Laws.

5.19. Delivery of Ancillary Documents. The Company shall use its commercially reasonable best efforts to deliver the Employment Agreements, Lock-up Agreements and the Voting Agreements, fully-executed by the parties thereto other than the Parent, within ten (10) business days following the execution of this agreement.

ARTICLE VI

CONDITIONS TO CLOSING

6.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Date of the following conditions:

(a) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company under the DGCL and the Company’s Charter Document and Governing Documents.

(b) Governmental Action; No Injunction or Restraints. No action or proceeding shall be instituted by any Governmental Entity seeking to prevent consummation of the Merger, asserting the illegality of the Merger or this Agreement or seeking damages (in an amount or to the extent that, if they were incurred or paid by the Company, would constitute a Company Material Adverse Effect) directly arising out of the transactions contemplated hereby which continues to be outstanding. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) imposing or seeking to impose sanctions, damages or liabilities (in an amount or to the extent that, if they were incurred or paid by the Company, would constitute a Company Material Adverse Effect) directly arising out of the Merger on the Company or any of its officers or directors; or (ii) preventing the consummation of the Merger.

(c) Governmental Consents. All necessary authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or waiver of waiting periods imposed by, any Governmental Entity of any applicable jurisdiction required for the consummation of the transactions contemplated by this Agreement shall have been filed, expired or obtained, as to which the failure to obtain, make or occur would have the effect of making the Merger or this Agreement or any of the transactions contemplated hereby illegal or which, individually or in the aggregate, would have a Parent Material Adverse Effect (assuming the Merger had taken place), including, but not limited to, the expiration or termination of the applicable waiting period, or any extensions thereof, pursuant to the HSR Act.

6.2. Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Effective

Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) does not have, and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date.

(c) No Injunctions or Restraints. No final judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) imposing material limitations on the ability of Parent to acquire or hold or to exercise full rights of ownership of any securities of the Company; (ii) imposing material limitations on the ability of Parent or its affiliates to combine and operate the business and assets of the Company; (iii) imposing other material sanctions, damages, or liabilities directly arising out of the Merger on Parent or any of its officers or directors; or (iv) requiring divestiture by Parent of any significant portion of the business, assets or property of the Company or of Parent.

(d) Environmental Conditions. No condition shall be in existence at, about or under any property now or previously owned or operated by the Company which, with a lapse of time or a giving of notice or both, could reasonably be expected to give rise to liability under any Environmental Law that, individually or in the aggregate, could have a Company Material Adverse Effect.

(e) Delivery of Closing Documents. At or prior to the Effective Time, the Company shall have delivered to Parent all of the following:

(i) a certificate of the President and the Chief Financial Officer of the Company, dated as of the Effective Date, stating that the conditions precedent set forth in Sections 6.2(a), (b) and (c) hereof have been satisfied and such related assurances as Parent may reasonably request; and

(ii) a copy of (A) the Certificate of Incorporation of the Company, dated as of a recent date, certified by the Secretary of State of the State of Delaware, (B) the Bylaws of the Company and (C) the resolutions of the Company Board and stockholders authorizing the Merger and the other transactions contemplated by this Agreement, certified by the Secretary of the Company; and

(iii) each and all of the Ancillary Agreements executed by each of the individuals as listed in Exhibit G.

6.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) does not have, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date.

(c) Delivery of Closing Documents. At or prior to the Effective Time, the Parent shall have delivered to the Company a certificate of the President and the Chief Financial Officer of Parent, dated as of the Effective Date, stating that the conditions precedent set forth in Sections 6.3(a) and (b) hereof have been satisfied and such related assurances as Company may reasonably request.

(d) Tax Opinion. The Company shall have received an opinion from Davis Wright & Tremaine LLP, counsel to the Company, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

(i) No gain or loss will be recognized by the Company as a result of the Merger;

(ii) No gain or loss will be recognized by the stockholders of the Company who exchange Company Common Stock for Parent Common Stock pursuant to the Merger (except with respect to the Cash Component and any cash received in lieu of fractional shares);

(iii) The tax basis of the Parent Common Stock received by the stockholders who exchange all of their Company Common Stock in the Merger will be the same as the tax basis of the Company Stock surrendered in exchange therefor; and

(iv) The holding period of the Parent Common Stock received by a stockholder of the Company pursuant to the Merger will include the period during which the Company Common Stock surrendered therefor was held, provided the Company Common Stock is a capital asset in the hands of the stockholder of the Company at the time of the Merger.

Parent and the Company shall each provide reasonable cooperation, including making reasonable representations, to Davis Wright & Tremaine LLP, to enable them to render such opinion.

ARTICLE VII

TERMINATION

7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Company’s stockholders or the Parent’s stockholders:

(a) by mutual written consent of the Company and Parent (on behalf of Parent and Merger Sub);

(b) by either the Company or Parent (on behalf of Parent and Merger Sub):

(i) if the Merger shall not have been completed by June 30, 2006; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

(ii) if stockholder approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure to obtain stockholder approval.

(iii) if any restraint having any of the effects set forth in Section 6.1(b) or Section 6.2(c) hereof shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in such restraint to continue in effect; or

(iv) if the Company enters into a merger, acquisition or other agreement (including an agreement in principle) or understanding to effect a Superior Proposal or the Company Board or a committee thereof resolves to do so; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless (a) the Company has delivered to Parent and Merger Sub a written notice of the Company’s intent to enter into such an agreement to effect such Acquisition Proposal, which notice shall include, without limitation, the material terms and conditions of the Acquisition Proposal and the identity of the Person making the Acquisition Proposal, (b) five (5) days have elapsed following delivery to Parent and Merger Sub of such written notice by the Company, (c) Parent shall not have notified the Company Board that Parent wishes to equal or better the Superior Proposal and (d) during such five-day period, the Company has cooperated with Parent and Merger Sub to allow Parent and Merger Sub within such five-day period to propose terms of this Agreement to be at least as favorable as the Superior Proposal; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless, at the end of such five-day period, the Company Board continues reasonably to believe that the Acquisition Proposal constitutes a Superior Proposal;

(c) by the Company

(i) if Parent or Merger Sub shall have breached any of its representations and warranties contained in Article IV hereof which breach has had or is reasonably likely to have a Parent Material Adverse Effect or Parent or Merger Sub shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, in each case, which breach or failure to perform has not been cured by Parent or Merger Sub within thirty days following receipt of notice thereof from the Company;

(d) by Parent (on behalf of Parent and Merger Sub):

(i) if the Company shall have breached any of its representations and warranties contained in Article III hereof which breach has had or is reasonably likely to have a Company Material Adverse Effect or the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, in each case (other than a breach of Section 5.6(b) hereof, as to which no materiality requirement and no cure period shall apply), which breach or failure to perform has not been cured by the Company within thirty days (30) following receipt of notice thereof from Parent; or

(ii) if (a) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement, or approved or recommended an Acquisition Proposal, or (b) the Company Board or any committee thereof shall have resolved to take any of the foregoing actions.

7.2. Effect of Termination. The termination of this Agreement pursuant to the terms of Section 7.1 hereof shall become effective upon delivery to the other party of written notice thereof. In the event of the termination of this Agreement pursuant to the foregoing provisions of this Article VII, there shall be no obligation or liability on the part of any party hereto (except as provided in Section 7.3 hereof) or its stockholders or directors or officers in respect thereof, except for agreements which expressly survive the termination of this Agreement, except for liability that Parent or Merger Sub or the Company might have to the other party or parties arising from a breach of this Agreement due to termination of this Agreement in accordance with Sections 7.1(c)(i) or 7.1(d)(i) or due to the fraudulent or willful misconduct of such party.

7.3. Fees and Expenses.

(a) Except as provided in this Section 7.3, whether or not the Merger is consummated, the Company, on the one hand, and the Parent and Merger Sub, on the other, each shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that the registration and filing fees incurred in connection with the filing under the HSR Act and the Registration Statement and Proxy Statement/Prospectus shall be shared equally by the Company and Parent.

(b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated as a result of a breach of this Agreement in accordance with Sections 7.1(c)(i) or 7.1(d)(i), then the nonbreaching party shall be entitled to receive from the breaching party damages resulting from such breach, including without limitation, all out-of-pocket fees and expenses incurred or paid by or on behalf of the nonbreaching party or any affiliate of the nonbreaching party in connection with this Agreement, the Merger and transactions contemplated herein, including all fees and expenses of counsel, investment banking firm, accountants and consultants; provided, however, that no payments for damages shall be payable to any party pursuant to this Section 7.3(b) if a Termination Fee is paid to such party pursuant to Section 7.3(c) or 7.3(d) below.

(c) Notwithstanding any other provision in this Agreement to the contrary, if (x) this Agreement is terminated by the Company or Parent at a time when Parent or the Company is entitled to terminate this Agreement pursuant to Section 7.1(b)(ii) (except if, immediately prior to the Company Stockholder Meeting, an event or condition exists that would result in a Parent Material Adverse Effect) or 7.1(d)(i) and, concurrently with or within twelve months after such a termination, the Company shall enter into an agreement, or binding arrangement or understanding with respect to an Acquisition Proposal (which shall include, for this purpose, the commencement by a third party of a tender offer or exchange offer or similar transaction directly with the Company’s stockholders) with a third party (collectively, a “Third Party Deal”) or (y) this Agreement is terminated pursuant to Section 7.1(b)(iv), or 7.1(d)(ii) (except, in the case of 7.1(d)(ii) only, if the Company Board’s withdrawal or modification of its approval or recommendation of this Agreement or the Merger occurs after the occurrence of a Parent Material Adverse Effect), then, in each case, the Company shall (in lieu of any obligation under this Agreement and as liquidated damages and not as a penalty or forfeiture) pay to Parent $4,000,000 (the “Parent Termination Fee”) in cash. Such payment shall be made promptly, but in no event later than the second business day following: (i) in the case of clause (x) relating to a termination pursuant to Section 7.1(d)(i) as a result of a breach of Section 5.6, the later to occur of such termination and the entry of such Third Party Deal; (ii) in the case of clause (x) other than as set forth in the immediately preceding clause (i), the later to occur of such termination and the consummation of such Third Party Deal; and (iii) in the case of clause (y) such termination.

(d) The parties acknowledge that the agreements contained in Sections 7.3(b), (c) and (d) hereof are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub on the one hand, and the Company on the other, would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to Sections 7.3(b) and/or (c) hereof, or if Parent fails promptly to pay the amounts due pursuant to Section 7.3(b) and/or (d) hereof, (i) the party failing to so pay shall pay interest on such amounts at the rate of ten percent (10%) per annum, compounded annually, and (ii) if, in order to obtain such payment, a party commences a suit or takes other action which results in a judgment or other binding determination against the nonpaying party for the fees and expenses in Sections 7.3(b), 7.3(c) or 7.3(d) hereof, the nonpaying party shall also pay to the party entitled to receive payment its costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest payable under the preceding clause (i).

ARTICLE VIII

MISCELLANEOUS

8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

8.2. Waiver. At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

8.3. Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).

8.4. Notices.

(a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail and airmail, if overseas (registered or return receipt requested), facsimile (with receipt electronically acknowledged) or overnight air courier guaranteeing next day delivery, to such other party’s address.

If to Parent:

MICROSEMI CORPORATION

2381 Morse Avenue

Irvine, California 92614

Telephone No.: (949) 221-7188

Facsimile No.: (949) 756-2087

Attention: James J. Peterson, President & CEO

with a copy to:

The Yocca Law Firm LLP

19900 MacArthur Blvd., Suite #650

Irvine, California 92612

Telephone No.: (949) 253-0800

Facsimile No.: (949) 203-6161

Attention: Nicholas J. Yocca

If to the Company:

ADVANCED POWER TECHNOLOGY, INC.

405 S.W. Columbia Street

Bend, Oregon 97702

Telephone No.: (541) 382-8028

Facsimile No.: (541) 388-0364

Attention: Patrick P.H. Sireta, President and CEO

with copies to:

Davis Wright & Tremaine LLP

1300 SW Fifth Avenue, Suite 2300

Portland, Oregon 97201-5630

Telephone No.: (503) 778-5306

Facsimile No.: (503) 778-5299

Attention: David C. Baca

(b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and one (1) business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

8.5. Counterparts. This Agreement may be executed via facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6. Interpretation; Construction. The language used in this Agreement and the other agreements contemplated hereby shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity; “Knowledge” means the actual knowledge of a director or any executive officer of the applicable party or any of its Subsidiaries, as such knowledge has been obtained or would have been obtained after reasonable inquiry by such person in the normal conduct of the business; and all amounts shall be deemed to be stated in U.S. dollars, unless specifically referenced otherwise.

8.7. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without concurrently obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

8.8. No Third-Party Beneficiaries. Except for the provisions of Section 5.10 hereof (which is intended to be for the benefit of the persons referred to therein, and may be enforced by such persons) nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

8.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each party hereby irrevocably waives the right to any jury trial in connection with any action or proceeding brought or maintained in connection with this Agreement.

8.10. Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the superior courts of the State of California sitting in Orange County, California or federal district courts of the United States of America for the Central District of California and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in this Agreement, such service to become effective thirty (30) days after such delivery.

8.11. Entire Agreement. This Agreement (together with the Exhibits and the Company Disclosure Letter, and the other documents delivered pursuant hereto or contemplated hereby) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, in each case other than the Reciprocal Confidentiality Agreement.

8.12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.

MICROSEMI CORPORATION

By:	/s/ James J. Peterson
James J. Peterson, President and
Chief Executive Officer

APT ACQUISITION CORP.

By:	/s/ James J. Peterson
James J. Peterson, President and
Chief Executive Officer

ADVANCED POWER TECHNOLOGY, INC.

By:	/s/ Patrick P.H. Sireta
Patrick P.H. Sireta, President and
Chief Executive Officer

EXHIBIT A

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of November ___, 2005 by and between Marines Corporation, a Delaware corporation (“Parent”), and the signatory hereto (the “Promissor”). Terms used herein and not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of November __, 2005, as may be amended from time to time (including such amendments, herein called the “Merger Agreement”) by and among Parent, Army Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the “Merger Sub”), and Army, Inc., a Delaware corporation (the “Company”), it is proposed that Parent shall issue shares of Parent Common Stock and/or Parent Stock Options in exchange for Shares and Options (as defined below) pursuant to the Merger Agreement (the “Merger”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Promissor, in each such person’s capacity as a stockholder of the Company, enter into, and the Promissor has agreed to enter into, this Voting Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Representations and Warranties of the Promissor. The Promissor hereby represents and warrants to Parent as follows:

(a) Authority; No Violation. The Promissor has all necessary power and authority to enter into and perform all of such Promissor’s obligations hereunder. The execution, delivery and performance of this Agreement by the Promissor will not violate any other agreement to which such Promissor is a party, including any voting agreement, stockholder agreement, trust agreement or voting trust. This Voting Agreement has been duly and validly executed and delivered by the Promissor (and the Promissor’s spouse, if the Shares constitute community property) and constitutes a valid and binding agreement of the Promissor and such spouse, enforceable against the Promissor and the Promissor’s spouse, as the case may be, in accordance with its terms.

(b) Ownership of Shares. The Promissor is the beneficial owner or record holder of the number of shares of the Company’s Common Stock indicated under the Promissor’s name on the signature page hereto (the “Existing Shares,” and together with any shares of the Company’s Common Stock acquired by the Promissor after the date hereof the “Shares”) and, as of the date hereof, the Existing Shares constitute all of the shares of the Company’s Common Stock owned of record or beneficially by the Promissor. With respect to the Existing Shares, and if applicable subject to community property laws, the Promissor has sole voting power and sole power to issue instructions

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with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to engage in actions set forth in Section 2 hereof, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

(c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Promissor of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such Promissor is a party or by which the Promissor is bound.

2. Voting Agreement and Agreement Not to Transfer.

(a) The Promissor hereby agrees to vote all of the Shares held by the Promissor (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) except with the prior written consent of Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving the Company; (B) any sale, lease or transfer of a material amount of the assets of the Company; (C) any change in the majority of the Board of the Company; (D) any material change in the present capitalization of the Company; (E) any amendment of the Company’s Articles of Incorporation; (F) any other material change in the Company’s corporate structure or business; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent or Company of the transactions contemplated by the Merger Agreement. The Promissor shall not enter into any agreement or understanding with any person or entity prior to the Termination Date (as defined below) to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

(b) The Promissor hereby agrees not to (i) sell, transfer, assign or otherwise dispose of any of his or her Shares without the prior written consent of Parent, other than Shares sold or surrendered to pay the exercise price of any stock options or to pay taxes or satisfy the Company’s withholding obligations with respect to any taxes resulting from such exercise or (ii) pledge, mortgage or encumber such Shares. Any permitted transferee of Shares must become a party to this Agreement and any purported transfer of Shares to a person or entity that has not become a party hereto shall be null and void.

3. Cooperation. The Promissor agrees that he or she will not, subject to Section 4, directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of the Company or the acquisition of voting securities of the Company or any business combination between the Company or any person other than Parent.

4. Promissor Capacity. The Promissor is entering this Agreement in his or her capacity as the record or beneficial owner of the Shares, and not in his or her capacity as a director/executive officer of the Company. Nothing in this Agreement shall be deemed in any

2

manner to limit the discretion of any Promissor to take any action, or fail to take any action, in his or her capacity as a director/executive officer of the Company, that may be required of such Promissor in the exercise of his or her duties and responsibilities.

5. Termination. The obligations of the Promissor hereunder shall terminate upon the consummation of the Merger. If the Merger is not consummated, the obligations of the Promissor hereunder shall terminate upon the termination of the Merger Agreement, provided that if, in the event of such termination, the Company is required to pay Parent the Termination Fee specified in Section 7.3(c) of the Merger Agreement, those obligations set forth in Section 2(a) of this Agreement shall survive until the Company pays the Termination Fee to Parent. The “Termination Date” for any particular provision hereunder shall be the date of termination of the Promissor’s obligations for such provision.

6. Specific Performance. The Promissor acknowledges that damages would be an inadequate remedy to Parent for an actual or prospective breach of this Agreement and that the obligations of the Promissor hereto shall be specifically enforceable. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement by the Promisor will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

7. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) when delivered by hand; (ii) on the day sent by facsimile, provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient, on such day; (iii) the first business day after sent by facsimile (to the extent that (A) the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile, or

3

(B) notice is sent on a day that is not a business day); or (iv) the third business day after sent by registered mail or by courier or express delivery service, in each case to the address or facsimile number set forth on the signature page to this Agreement beneath the name of such party, or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto or, if to Parent, addressed as follows:

If to Parent to:

Marines Corporation

Address
Telephone:
Fax:
Email:

With a copy to:

If to the Promissor:

Name:
Address
Telephone:
Fax:
Email:

(f) Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable under the applicable law of any jurisdiction, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be valid and enforceable in accordance with its terms. Each provision of this Agreement is separable from any other provisions of this Agreement, and each part of each provision of this Agreement is severable from every other part of such provision.

(g) Disclosure. Promissor hereby agrees to permit Parent and the Company to publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC) and the Proxy Statement/Prospectus, and in any press release or other disclosure document in which Parent or the Company reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the SEC, as appropriate, in connection with the Merger and any transactions related thereto, such Promissor’s identity and ownership of the Shares the nature of the commitments, arrangements and undertakings under this Agreement.

(h) Assignment. This Agreement shall not be assigned by Promissor without the prior written consent of the Parent.

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(i) Entire Agreement, etc. This Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral among the parties with respect to the subject matter hereof, and (ii) shall not be transferable or assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto; provided, that the Parent may assign any of its rights and obligations hereunder to any of its subsidiaries or to any other entity which may acquire all or substantially all of the assets, shares or business of the Parent or any of its subsidiaries or any entity with or into which the Parent or any of its subsidiaries may be consolidated or merged.

(j) Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the superior courts of the State of California sitting in Orange County, California or federal district courts of the United States of America for the Central District of California and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in this Agreement, such service to become effective thirty (30) days after such delivery.

(SIGNATURE PAGE FOLLOWS)

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

Marines Corporation:

By:

Name:

Title:

Address

Telephone:

Fax:

Email:

Stockholder:

By:

Name:

Title:

Number of Shares:

Address

Telephone:

Fax:

Email:

EXHIBIT B

NON-COMPETITION AGREEMENT

This Non-competition Agreement (this “Agreement”) is dated as of November     , 2005, among Marines Corporation, a Delaware corporation (“Parent”) Army, Inc., a Delaware corporation (“Company”), and                      (the “Obligor”). Terms used herein and not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of November     , 2005, as may be amended from time to time (including such amendments, herein called the “Merger Agreement”) by and among Parent, Army Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Company, it is proposed that Parent shall issue shares of Parent Common Stock and/or Parent Stock Options (the “New Shares”) in exchange for issued shares of Company Common Stock (as defined below) (the “Shares”) and options to purchase Company Common Stock (the “Options”) pursuant to the Merger Agreement; and

WHEREAS, as a condition and inducement to Parent consummating the Merger, Parent has required that Obligor enter into this Agreement; and

WHEREAS, the Obligor is a stockholder of the Company; and

WHEREAS, in order to induce the Parent to enter into the Merger Agreement and to minimize the risk that the Parent will lose the benefits of the goodwill and other assets being acquired from the Merger Sub, the Obligor has agreed to restrict his/her activities in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt of and sufficiency of which the parties hereto hereby acknowledge, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Restricted Business” shall mean any activity customarily associated with Advanced Power Technology’s ordinary course of business.

(b) ”Restricted Territory” shall mean the global geographic area.

2. Agreement Not To Compete.

(a) Agreement. The Obligor agrees that for a two-year period from the date of this Agreement through the date that is the second anniversary of the Effective Date, Obligor shall

1

not directly or indirectly engage in or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a Restricted Business in a Restricted Territory, provided that this provision shall not prohibit the Obligor from owning up to five percent (5%) of any class of outstanding bonds, preferred stock or shares of common stock of any such entity.

(b) Confidential Information. The Obligor hereby acknowledges that he/she makes use of, acquires and adds to confidential information of a special and unique nature and value relating to the Merger Sub and its strategic plan and financial operations. The Obligor further recognizes and acknowledges that all confidential information is the exclusive property of Merger Sub, is material and confidential, and is critical to the successful conduct of the business of Merger Sub. Accordingly, the Obligor hereby covenants and agrees that he will use confidential information for the benefit of the Merger Sub only and shall not at any time, directly or indirectly, during the term of this Agreement and thereafter divulge, reveal or communicate any confidential information to any person, firm, corporation or entity whatsoever, or use any confidential information for his own benefit or for the benefit of others.

(c) Separate Covenants. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) contained in the preceding paragraphs of this Section 2, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as closely as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be valid and enforceable in accordance with its terms. Each provision of this Agreement is separable from any other provisions of this Agreement, and each part of each provision of this Agreement is severable from every other part of such provision.

(d) Reformation. In the event that the provisions of this Section 2 should ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations or scope, as the case may be, permitted by applicable laws.

(e) Injuntions; Specific Performance. The Obligor acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Section 2 and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the Parent or the Company shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Obligor from violating any of such provisions of this Agreement or to cause the Obligor to perform any of such provisions. In connection with any action or proceeding for injunctive relief, the Obligor hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each such provision of this Section 2 specifically enforced against the Obligor, without the necessity of posting bond or other security against the Obligor, and consents to the entry of injunctive relief against the Obligor enjoining or restraining any breach or threatened breach of such provisions of this Section 2.

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3. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 3(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) when delivered by hand; (ii) on the day sent by facsimile, provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient, on such day; (iii) the first business day after sent by facsimile (to the extent that (A) the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile, or (B) notice is sent on a day that is not a business day); or (iv) the third business day after sent by registered mail or by courier or express delivery service, in each case to the address or facsimile number set forth on the signature page to this Agreement beneath the name of such party, or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto or, if to Parent, addressed as follows:

If to Parent:

Marines Corporation
Address
Telephone:
Fax:
Email:

If to Company:

Army, Inc.
Address
Telephone:
Fax:
Email:

If to Obligor:

Address
Telephone:

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Fax:
Email:

(f) Disclosure. Holder hereby agrees to permit Parent and the Company to publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC) and the Proxy Statement/Prospectus, and in any press release or other disclosure document in which Parent or the Company reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the SEC, as appropriate, in connection with the Merger and any transactions related thereto, such Holder’s identity and ownership of the Shares and New Shares and the nature of the commitments, arrangements and undertakings under this Agreement.

(g) Assignment. This Agreement shall not be assigned by Obligor without the prior written consent of Parent.

(h) Entire Agreement, etc. This Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral among the parties with respect to the subject matter hereof, and (ii) shall not be transferable or assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto; provided, that the Parent may assign any of its rights and obligations hereunder to any of its subsidiaries or to any other entity which may acquire all or substantially all of the assets, shares or business of the Parent or any of its subsidiaries or any entity with or into which the Parent or any of its subsidiaries may be consolidated or merged.

(i) Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the superior courts of the State of California sitting in Orange County, California or federal district courts of the United States of America for the Central District of California and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in this Agreement, such service to become effective thirty (30) days after such delivery.

4. Term of Agreement; Termination. This Agreement shall terminate upon the earlier of the date, if any, of termination of the Merger Agreement in accordance with its terms or the expiration of the period described in Section 2(a) of this Agreement. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

IN WITNESS WHEREOF, the parties have executed this Non-competition Agreement as of the date first written above.

Marines Corporation	Army, Inc.

By:	By:
Name:	Name:
Title:	Title:
Address	Address
Telephone:	Telephone:

4

Fax:	Fax:
Email:	Email:

Obligor

By:
Name:
Title:
Address
Telephone:
Fax:
Email:

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EXHIBIT C

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of November __, 2005, between Marines Corporation , a Delaware corporation (“Parent”), and the undersigned stockholder and/or optionholder (“Holder”) of Army, Inc., a Delaware corporation (the “Company”). Terms used herein and not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Holder is the registered owner of (1) such number of issued and outstanding shares of Company Common Stock (the “Shares”) and (2) options to purchase such number of shares of Company Common Stock (the “Options”), each as is indicated beneath Holder’s signature on the last page of this Agreement; and

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of November ___, 2005, as may be amended from time to time (including such amendments, herein called the “Merger Agreement”) by and among Parent, Army Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent, and the Company, it is proposed that Parent shall pay cash and issue shares of Parent Common Stock in exchange for the Shares and assume the Options; and

WHEREAS, as a condition and inducement to Parent consummating the Merger, Parent has required that Holder enter into this Agreement to serve the general purpose of better aligning Holder’s financial interests with the success of the transaction contemplated in the Merger Agreement.

NOW, THEREFORE, for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Agreement to Retain Shares.

(a) Transfer and Encumbrance. Except as contemplated by the Merger Agreement, and except as provided in Sections 1(b) and 2 below, during the period beginning on the date hereof and ending on the earlier to occur of (i) ninety (90) days following the Effective Date, and (ii) the Expiration Date (as defined below), Holder agrees not to, directly or indirectly, (A) transfer (except as may be specifically required by court order), sell, exchange, tender, assign, contribute to the capital of any entity, or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) or encumber the Shares or any New Shares (as defined below), including any shares of Parent Common Stock received in exchange for such Shares pursuant to the Merger, enter into any short sale with respect to the Shares or any New Shares, enter into or acquire an offsetting derivative contract with respect to such Shares or any New Shares, enter into or acquire a futures or forward contract to deliver such Shares or any New Shares or enter into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership of the Shares or any New Shares, or to, directly

1

or indirectly, make any offer or agreement relating thereto, (B) grant any proxies or powers of attorney, deposit any of such Shares or New Shares into a voting trust or enter into a voting agreement with respect to any of such Shares or New Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause, or (C) take any action that could reasonably be expected to have the effect of preventing or disabling Holder from performing Holder’s obligations under this Agreement, and Holder warrants that it has not agreed to carry out any of the foregoing matters in relation to the Shares or any New Shares; provided, however that, notwithstanding the provisions of this Section 1(a), the Holder may provide an irrevocable undertaking or other form of support agreement to Parent or Company in relation to the Merger. As used herein, the term “Expiration Date” shall mean the date of termination of the Merger Agreement in accordance with the terms and provisions thereof. During the period from ninety (90) to one hundred eighty (180) days following the Effective Date, the foregoing restriction applies to fifty percent (50%) of the Shares and fifty percent (50%) of any News Shares, and after one hundred eighty (180) days, the foregoing restriction does not apply.

(b) Permitted Transfers. Section 1(a) shall not prohibit a transfer of Shares or New Shares by Holder (i) if Holder is an individual (A) to any member of Holder’s immediate family, or to a trust for the benefit of Holder or any member of Holder’s immediate family, or (B) upon the death of Holder, or (ii) if Holder is a partnership or limited liability company, to one or more partners or members of Holder or to an affiliated Person under common control or common management with Holder; provided, however, that any such transfer pursuant to either clause (i) or (ii) of this Section 1(b) shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement, or (iii) with respect to Options under the Company Stock Option Plans, Holder may sell New Shares upon or after exercise thereof pursuant to an effective Registration Statement to be filed by Parent under the Securities Act of 1933 (the “Securities Act”) provided also that such New Shares are sold in accordance with Parent’s Insider Trading Policy and Rule 145 of the rules and regulations prescribed by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act (“Rule 145”).

(c) New Shares. Holder agrees that New Shares (as defined below) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. The term “New Shares” shall mean any and all shares of capital stock or interests in shares or other securities of the Company or Parent, including any shares of Parent Common Stock received in exchange for such Shares pursuant to the Merger and/or received upon exercise of the Options assumed by Parent pursuant to the Merger, that Holder purchases or with respect to which Holder otherwise acquires registered or beneficial ownership after the date of this Agreement and prior to the earlier to occur of (i) one hundred eighty (180) days following the Effective Date and (ii) the Expiration Date.

2. Restrictions on Shares and New Shares

(a) General. Holder has been advised that, as of the date hereof, Holder may be deemed to be an “affiliate” of the Company, as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145. Holder will receive Parent Common Stock in exchange for the Shares or New Shares. Notwithstanding anything to the contrary set forth in this Section 2, the execution of this Agreement should not be considered an admission on Holder’s part that Holder is an “affiliate” of the Company, nor as a waiver of any rights Holder may have to object to any claim that Holder is such an affiliate on or after the date of this Agreement.

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(b) Holder Representations; Restrictions on Transfer; Legends Holder represents, warrants and covenants to Parent that in the event Holder receives any Parent Common Stock upon consummation of the Merger:

(i) Holder shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Securities Act.

(ii) Holder has carefully read this Agreement and discussed the requirements of this Agreement and other applicable limitations upon Holder’s ability to sell, transfer or otherwise dispose of Parent Common Stock received in exchange for the Shares, to the extent Holder has felt necessary, with Holder’s counsel.

(iii) Holder has been advised that the issuance of Parent Common Stock in connection with the Merger will be registered on a registration statement on Form S-4 promulgated under the Securities Act (the “Registration Statement”) and the resale of such Parent Common Stock may be subject to restrictions set forth in Rule 145. Holder has been advised that, because Holder may be deemed to be an “affiliate” of the Company, Holder may not sell, transfer or otherwise dispose of the Parent Common Stock issued to Holder in the Merger, unless (i) such sale, transfer or other disposition is made in conformity with the limitations of Rule 145, (ii) such sale, transfer or other disposition has been registered under the Securities Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

(iv) Holder understands and agrees that stop transfer instructions will be given to Parent’s transfer agent with respect to the Parent Common Stock issued to directors, executive officers and ten percent (10%) holders of any class of securities of the Company (as of immediately prior to the Merger) and that there will be placed on the certificates for the Parent Common Stock issued to directors, executive officers and 10% holders of any class of securities of the Company (as of immediately prior to the Merger), or any substitutions therefor, a legend stating in substance: “THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145.” If a sale or transfer is made prior to such legend being removed pursuant to Section 2(c) below, certificates with the above legend will be substituted by delivery of certificates without such legend upon delivery of a declaration to Parent (the “Declaration”), which Declaration shall be reasonably satisfactory in form and substance to Parent, that the requirements of Rule 145(d)(1) have been complied with.

(v) Holder understands and agrees that stop transfer instructions will be given to Parent’s transfer agent with respect to the Parent Common Stock issued to Holder and there will be placed on the certificates for the Parent Common Stock issued to Holder, or any substitutions therefore, a legend, in addition to all other legends necessary under applicable law, stating in substance: “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNTIL THE EFFECTIVE DATE (AS DEFINED IN THE MERGER AGREEMENT DATED NOVEMBER     , 2005 ENTERED INTO BY AND AMONG MARINES

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CORPORATION, ARMY ACQUISITION CORP. AND ARMY, INC. IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT DATED                          , 2005 BETWEEN THE REGISTERED HOLDER HEREOF AND MARINES CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MARINES CORPORATION.”

(c). Parent Representations.

(i) Parent hereby agrees that, unless previously sold pursuant to the applicable requirements of Rule 145, it is understood and agreed that certificates with the legend set forth in Section 2(b)(iv) above will be substituted by delivery of certificates without such legend, and any stop transfer instructions then in effect will be terminated, if (i) one (1) year shall have elapsed from the date Holder acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to Holder, (ii) two (2) years shall have elapsed from the date Holder acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to Holder, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a “no action” letter obtained by Holder from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to Holder. For as long as resale of any shares of Parent Common Stock owned by Holder are subject to Rule 145, Parent will use its reasonable efforts to make all filings of the nature specified in paragraph (c)(1) of Rule 144 under the Securities Act. Upon receipt of a properly completed Declaration, Parent shall use its reasonable efforts to instruct its transfer agent to deliver shares of Parent Common Stock without the legend set forth in Section 2(b)(iv) above in accordance with the terms of the transfer set forth in the Declaration as soon as practicable following receipt of such Declaration.

(ii) Parent hereby agrees that it is understood and agreed that certificates with the legend set forth in Section 2(b)(v) above will, to the extent required to enable the shares represented by such certificate to be transferred by the holder thereof, be substituted by delivery of certificates without such legend upon the written request of the Holder if, and to the extent the restriction in Section 1(a) shall have lapsed. Upon receipt of any such written request, Parent shall use its reasonable efforts to instruct its transfer agent to deliver shares of Parent Common Stock without the legend set forth in Section 2(b)(v) above as soon as practicable following receipt of such written request.

4. Representations, Warranties and Covenants of Holder.

Holder hereby represents, warrants and covenants to Parent that Holder (i) is the registered owner and, as set forth on the signature page, beneficial owner, of the Shares and Options to purchase Company Common Stock, if any, indicated below Holder’s signature on the signature page to this Agreement, and (ii) is not the registered owner of any shares, options or other securities in, or convertible into, share capital of the Company, other than the Shares and the Options to purchase Company Common Stock, if any, indicated below Holder’s signature on the last page of this Agreement. Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general

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application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

5. Further Assurances

Holder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

6. Fiduciary Duties

Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a registered owner of the Shares and, to the extent applicable, any New Shares, (ii) nothing in this Agreement shall be construed to limit or affect any action or inaction by Holder, or any officer, partner, member or employee, as applicable, of Holder, serving on the Company’s Board of Directors acting in such person’s capacity as a director or fiduciary of the Company, and (iii) Holder shall have no liability to Parent or any its affiliates under this Agreement as a result of any action or inaction by Holder, or any officer, partner, member or employee, as applicable, of Holder, serving on the Company’s Board of Directors acting in such person’s capacity as a director or fiduciary of the Company.

7. Miscellaneous

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) when delivered by hand; (ii) on the day sent by facsimile, provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient, on such day; (iii) the first business day after sent by facsimile (to the extent that (A) the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile, or (B) notice is sent on a day that is not a business day); or (iv) the third business day after sent by registered mail or by courier or express delivery service, in each case to the address or facsimile number set forth on the signature page to this Agreement beneath the name of such party, or to such

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other address or facsimile number as such party shall have specified in a written notice given to the other party hereto).

(f) Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable under the applicable law of any jurisdiction, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be valid and enforceable in accordance with its terms. Each provision of this Agreement is separable from any other provisions of this Agreement, and each part of each provision of this Agreement is severable from every other part of such provision.

(g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

(h) Disclosure. Holder hereby agrees to permit Parent and the Company to publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC) and the Proxy Statement/Prospectus, and in any press release or other disclosure document in which Parent or the Company reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the SEC, as appropriate, in connection with the Merger and any transactions related thereto, such Holder’s identity and ownership of the Shares and New Shares and the nature of the commitments, arrangements and undertakings under this Agreement.

(i) Assignment. This Agreement shall not be assigned without the prior written consent of the other party hereto, except as provided in (j).

(j) Entire Agreement, etc. This Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral among the parties with respect to the subject matter hereof, and (ii) shall not be transferable or assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto; provided, that the Parent may assign any of its rights and obligations hereunder to any of its subsidiaries or to any other entity which may acquire all or substantially all of the assets, shares or business of the Parent or any of its subsidiaries or any entity with or into which the Parent or any of its subsidiaries may be consolidated or merged.

(k) Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the superior courts of the State of California sitting in Orange County, California or federal district courts of the United States of America for the Central District of California and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties irrevocably consent

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to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in this Agreement, such service to become effective thirty (30) days after such delivery.

SIGNATURE

The parties have caused this Lock-up Agreement to be duly executed on the date first above written.

Marines Corporation	Army, Inc.

By:	By:
Name:	Name:
Title:	Title:
Address	Address
Telephone:	Telephone:
Fax:	Fax:
Email:	Email:

Optionholder/Stockholder

By:
Name:
Title:
Address
Telephone:
Fax:
Email:

Shares of Company Common Stock owned of record:	Beneficially owned shares: of Company Common Stock

Number of Shares	Number of Shares

_____________________	_____________________

Options to Purchase Shares of Company Common Stock

Number of Shares

_____________________

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EXHIBIT E

OPTION ASSUMPTION AGREEMENT

Dear «FirstName» «LastName»:

On                     , 2005 (the “Effective Date”) Marines Corporation (the “Parent”) acquired Army, Inc. (the “Company”) (the “Acquisition”) and on the Effective Date you held one or more outstanding options to purchase shares of Company Common Stock granted to you under the Company’s 1995 Stock Option Plan or the Company’s Army, Inc. 2005 Equity Incentive Plan (collectively, the “Company Stock Option Plans”). Pursuant to the Merger Agreement, on the Effective Date, Parent assumed all obligations of Company under your outstanding option (or options as listed below). This Option Assumption Agreement (the “Agreement”) evidences the terms of Parent’s assumption of an option (or options) to purchase Company Common Stock granted to you under the Company Stock Option Plans (the “Company Option”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Company (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Company Option(s) that are required by the Acquisition.

Terms used herein and not defined herein shall have the meaning set forth in the Merger Agreement.

The table below summarizes your Company Option(s) immediately before the Acquisition and your Assumed Company Options after the Acquisition:

COMPANY OPTION				ASSUMED COMPANY OPTION

Grant Date	Option Plan- Type	Company Shares	Exercise Price per Share	No. of Shares of Parent Stock	Exercise Price per Share

«GrantDate»	«OptionType»- «OptionType»	«Company Shares»	$«Company Price»	«Parent Shares»	$«Parent Price»

The post-Acquisition adjustments are based on the Implied Exchange Ratio of 0.       (as determined in accordance with the terms of the Merger Agreement, which is based on the Exchange Ratio and increased by an amount that accounts for the value of the Cash Component in terms of Parent Common Stock) and are intended to: (i) assure that the total spread of your assumed Company Option(s) ( i.e. , the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition and (iii) to the extent applicable and allowable by law, to retain incentive stock option (“ISO”) status under federal tax laws. The number of shares of Parent Common Stock subject to your assumed Company Option(s) was determined by multiplying the Implied Exchange Ratio by the number of shares remaining subject to your Company Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Parent Common Stock. The exercise price per share of

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your assumed Company Option(s) was determined by dividing the exercise price per share of your Company Option(s) by the Implied Exchange Ratio and rounding the resulting quotient up to the next whole cent.

All references in the Option Agreement(s) and the Company Stock Option Plans relating to your status as an employee of Company will now be deemed to refer to your status as an employee of Parent or any present or future Parent subsidiary.

The expiration date of your assumed Company Option(s) remain the same as set forth in the Option Agreement(s), but the number of shares subject to each vesting installment and the exercise price per share have been adjusted to reflect the effect of the Acquisition. All other provisions which govern either the exercise or the termination of your assumed Company Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) (except as expressly modified by this Agreement and the Acquisition) will govern and control your rights under this Agreement to purchase shares of Parent Common Stock. Upon termination of your employment with Parent you will have the limited post-termination exercise period specified in your Option Agreement(s) for your assumed Company Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Company Option(s) will expire and NOT be exercisable for Parent Common Stock.

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and Parent’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options, if any, you may receive from Parent will be governed by the terms of the Parent stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Company Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

Please sign and date this Option Assumption Agreement and, by [date], return it to Marines Corporation at the following address:

Marines Corporation
Attn: Administration
Address
Telephone:
Fax:
Email:

(SIGNATURE PAGE FOLLOWS)

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SIGNATURE

Until your fully executed Acknowledgment (attached to this Agreement) is received by Marines Corporation’s Stock Administration Department your Parent account will not be activated. If you have any questions regarding this Agreement or your assumed Company Option(s), please contact              at (            )                     .

Marines Corporation

By:
Name:
Title:
Address
Telephone:
Fax:
Email:

(ACKNOWLEDGMENT PAGE FOLLOWS)

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ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Company Option(s) listed on the table above are hereby assumed by Parent and are as set forth in the Option Agreement(s) for such assumed Company Option(s), the Company Stock Option Plans and this Option Assumption Agreement and agree to the terms as set forth in such Stock Option Assumption Agreement.

Dated:                     , 2005

OPTIONEE

By:
Name:
Address
Telephone:
Fax:
Email:

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